       As filed with the Securities and Exchange Commission on December 10, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HERITAGE BANCORP, INC.
         ------------------------------------------------------------
               (Exact name of registrant as specified in charter)

            Delaware                   6035                   applied for
------------------------------    -----------------    -------------------------
(State or other jurisdiction of   (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                            Identification No.)

                              201 W. Main Street
                         Laurens, South Carolina 29360
                                (864) 984-4581
        ------------------------------------------------------------
        (Address and telephone number of principal executive offices)

                            Paul M. Aguggia, Esquire
                            Aaron M. Kaslow, Esquire
                                BREYER & AGUGGIA
                                 Suite 470 East
                              1300 I Street, N.W.
                             Washington, D.C.  20005
                 ---------------------------------------------
                    (Name and address of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


============================================================================================================================
                                            Calculation of Registration Fee
============================================================================================================================
Title of Each Class of Securities      Proposed Maximum      Proposed Offering      Proposed Maximum        Amount of
Being Registered                       Amount Being          Price(1)               Aggregate Offering      Registration Fee
                                       Registered(1)                                Price(1)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value          4,628,750                    $15.00           $69,431,250            $21,039

Participation interests (2)               66,003                      - -                - -                   - -
============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold is subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2) The securities of Heritage Bancorp, Inc. to be purchased by the Heritage Federal Savings & Loan Association 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                             HERITAGE BANCORP, INC.

                  HERITAGE FEDERAL SAVINGS & LOAN ASSOCIATION
                                  401(K) PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the 401(k) Plan ("Plan" or "401(k) Plan") of participation interests and shares of Heritage Bancorp, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Heritage Federal Savings & Loan Association ("Association" or "Employer") from a federally chartered mutual savings association to a federally chartered stock savings bank, a holding company, Heritage Bancorp, Inc. ("Holding Company"), has been formed. The simultaneous conversion of the Association to stock form, the issuance of the Association's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus, dated _________, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Association and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "--Limitations on Purchases of Shares" in the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL OR STATE AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is ____________, 1998.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Association or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Association or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                               PAGE

The Offering
     Securities Offered......................................   S-1
     Election to Purchase Common Stock in the Conversion.....   S-1
     Value of Participation Interests........................   S-1
     Method of Directing Transfer............................   S-1
     Time for Directing Transfer.............................   S-2
     Irrevocability of Transfer Direction....................   S-2
     Direction Regarding Common Stock After the Conversion...   S-2
     Purchase Price of Common Stock..........................   S-2
     Nature of a Participant's Interest in the Common Stock..   S-2
     Voting and Tender Rights of Common Stock................   S-3

Description of the Plan
     Introduction............................................   S-3
     Eligibility and Participation...........................   S-4
     Contributions Under the Plan............................   S-4
     Limitations on Contributions............................   S-5
     Investment of Contributions.............................   S-7
     The Employer Stock Fund.................................   S-7
     Benefits Under the Plan.................................   S-8
     Withdrawals and Distributions from the Plan.............   S-8
     Administration of the Plan..............................   S-9
     Reports to Plan Participants............................  S-10
     Plan Administrator......................................  S-10
     Amendment and Termination...............................  S-10
     Merger, Consolidation or Transfer.......................  S-10
     Federal Income Tax Consequences.........................  S-10
     Restrictions on Resale..................................  S-13

Legal Opinions...............................................  S-14

Investment Form                                                S-15

                                  THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to _______ shares, at the actual purchase price of $15.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Association and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Association and the Holding Company is contained in the attached Prospectus.
The address of the principal executive office of the Association is 201 W. Main Street, Laurens, South Carolina 29360. The Association's telephone number is
(864) 984-4581.

Election to Purchase Common Stock in the Conversion

     In connection with the Association's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustees") to transfer up to 100% of a Participant's account balance to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, matching and profit sharing contributions. The Employer Stock Fund may consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will continue to be invested by the trustees of the Plan (the "Trustees"). See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on at least an annual basis. This value represents the market value of past contributions to the Plan by the Association and by the Participants and earnings thereon, less previous withdrawals, and transfers from other plans.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ___________, 1998. The Investment Form should be returned to _________ at the Association no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction Regarding Common Stock After the Conversion

     It is currently anticipated that Participants may be permitted to transfer additional funds from their existing account balances to the Employer Stock Fund following the Conversion. In addition, it is anticipated that a Participant will, on a periodic basis, direct the purchase of Common Stock with new Participant and employer contributions or direct the sale of Common Stock. If Common Stock is sold, the proceeds will be credited to the Participant's account and may be reinvested in the other investment options available under the Plan. Special restrictions may apply to purchases or sales directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), or applicable OTS regulations.

Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Common Stock

     The Common Stock purchased for an account of a Participant will be held in the name of the Trustees of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

Introduction

     The Association adopted the Plan effective January 1, 1987 as an amendment and restatement of the Association's prior defined contribution retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Association has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE ASSOCIATION. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE ASSOCIATION OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee of the Association is eligible to participate and will become a Participant in the Plan following completion of six (6) months of service with the Association and the attainment of age 21. The Plan year is the calendar year ("Plan Year"). Directors who are not employees of the Association are not eligible to participate in the Plan.

     During 1997, approximately __ employees participated in the Plan.

Contributions Under the Plan

     Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement in amounts ranging from 1% to 10% of Compensation and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are transferred by the Association to the Trustees of the Plan on a periodic basis as required by applicable law.

     Employer Contributions. For employees with one or more years of service, the Association matches employee deferral contributions on a discretionary basis. Additional contributions may also be made on a discretionary basis in proportion to each Participant's Compensation.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Association from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $10,000 (as adjusted under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                         ----
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average
                                                              ----
of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted under applicable Code provisions) and, if elected by the Association, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Association will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Association with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Association may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Association.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Association having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e.,
                                          ----
owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% owner of the employer having compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees who are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his or her Accounts in various investment options, as listed below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and additions to the Participant's accounts invested in these investment options in accordance with rules established by the Trustees.

     Under the Plan, the Accounts of a Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following portfolios:


                                [TO BE PROVIDED]


     For additional information regarding these investment options, please contact ____________.

     In connection with the Conversion, a Participant may elect to have prior contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in _______________.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a daily basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion.

     Following the Conversion, when Common Stock is sold, the cost or net proceeds will be charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will also be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Association's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant has, at all times, a fully vested, nonforfeitable interest in all of his or her Participant and Employer contributions and the earnings thereon under the Plan.

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE ASSOCIATION.

     Distribution Upon Retirement, Death, Disability or Termination of Employment. The distribution of benefits under the 401(k) Plan to a Participant may be made in who retires, incurs a form of a lump-sum payment or installment periods over a specified period. Distributions generally commence as soon as practicable following the Participant's termination of employment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily must begin not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution will be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     In-Service Withdrawals and Loans. The Plan provides for distributions of Participant deferral contributions prior to termination of employment in the form of hardship withdrawals. Such withdrawals are permitted where the funds are applied to (i) uninsured medical expenses, (ii) the purchase of a principal residence, (iii) the payment of tuition and other education expenses or (iv) payments necessary to prevent eviction from a principal residence or foreclosure on a mortgage. In order to qualify for a hardship withdrawal, the Participant must satisfy certain requirements relating to his or her financial resources and the amount of the withdrawal may not exceed the Participant's immediate and heavy financial need.

     The Plan does not provide for other in-service withdrawals or loans.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustees. The Trustees with respect to Plan assets are currently J. Edward Wells, Edwin I. Shealy and Debra C. Garrett.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Association.

     The Trustees must render at least annual reports to the Association and to the Participants in such form and containing such information that the Trustees deem necessary.

Reports to Plan Participants

     The Plan Administrator furnishes to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to any such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     The Association currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

     The Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Association reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Sections 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Association expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Association. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Association which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Association or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Association) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Association having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Association or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants who are officers of the Association or the Holding Company are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Conversion.

                                Investment Form
                             (Employer Stock Fund)

                  HERITAGE FEDERAL SAVINGS & LOAN ASSOCIATION
                                  401(k) PLAN


Name of Participant:
                     -----------------------------------------------------

Social Security Number:
                        --------------------------------------------------


     1. Instructions. In connection with the proposed conversion of Heritage Federal Savings & Loan Association ("Association") to a stock savings bank and the simultaneous formation of a holding company ("Conversion"), participants in the Heritage Federal Savings & Loan Association 401(k) Plan ("Plan") may elect to direct the investment of up to 100% of their account balance into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Heritage Bancorp, Inc. ("Common Stock"), the proposed holding company for the Association. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to _________ at the Association, no later than the close of business on _______________, 1998. The Association will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact _________).

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $15) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Please transfer this amount from the following investments in the amounts indicated:____________________.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.




------------------------------------          --------------------------------
              Signature                                      Date


                             *    *    *    *    *


     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.




-------------------------------------          --------------------------------
          Plan Administrator                                 Date

PROSPECTUS
                             HERITAGE BANCORP, INC.
        (Holding company for Heritage Federal Savings & Loan Association, to be known as Heritage Federal Bank)
             Between 2,975,000 and 4,025,000 Shares of Common Stock

Heritage Federal Savings & Loan Association is converting from the mutual form to the stock form of organization and changing its name to Heritage Federal Bank. As part of the conversion, Heritage Federal Savings & Loan Association will become a wholly-owned subsidiary of Heritage Bancorp, Inc., which was formed in November 1997. The common stock of Heritage Bancorp, Inc. is being offered to the public under the terms of a Plan of Conversion which must be approved by a majority of the votes eligible to be cast by the members of Heritage Federal Savings & Loan Association. The conversion will not go forward if Heritage Federal Savings & Loan Association does not receive this approval and Heritage Bancorp, Inc. does not sell at least the minimum number of shares.

--------------------------------------------------------------------------------

                                OFFERING SUMMARY

The amount of common stock being offered in the conversion is based on an independent appraisal of the market value of Heritage Federal Savings & Loan Association, after giving effect to the conversion and the formation of Heritage Bancorp, Inc. The independent appraiser has stated that as of November 28, 1997, the market value of Heritage Bancorp, Inc. and the converted Heritage Federal Savings & Loan Association ranged from $44,625,000 to $60,375,000. Subject to approval of the Office of Thrift Supervision, an additional 15% above the maximum number of shares may be sold.


                                            Price Per Share: $15.00
                                           Minimum          Midpoint         Maximum         Maximum, as adjusted
                                           -------          --------         -------         --------------------
Number of shares:                            2,975,000        3,500,000        4,025,000           4,628,750
Gross offering proceeds:                   $44,625,000      $52,500,000      $60,375,000         $69,431,250
Estimated offering expenses:                $1,098,000       $1,207,000       $1,315,000          $1,320,000
Estimated net proceeds:                    $43,527,000      $51,293,000      $59,060,000         $68,111,250
Estimated net proceeds per share:               $14.63           $14.66           $14.67              $14.71

Trident Securities, Inc. will use its best efforts to assist Heritage Bancorp, Inc. in selling at least the minimum number of shares but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest-bearing savings account at Heritage Federal Savings & Loan Association until the completion or termination of the conversion.

Heritage Bancorp, Inc. has received preliminary approval to have its common stock quoted on the Nasdaq National Market under the symbol ____.

The subscription offering will terminate at 12:00 Noon, Eastern Time, on ______________, 1998, unless extended for up to ___ days.

--------------------------------------------------------------------------------
These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For a discussion of certain risks that you should consider, see "RISK FACTORS" beginning on page ____.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

For additional information about the conversion, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center at (___)___________.

                            TRIDENT SECURITIES, INC.
                The date of this prospectus is ___________, 1998

                                TABLE OF CONTENTS


                                                                                               Page
Summary....................................................................................
Risk Factors...............................................................................
Selected Consolidated Financial Information................................................
Use of Proceeds............................................................................
Dividend Policy............................................................................
Market for Common Stock....................................................................
Capitalization.............................................................................
Historical and Pro Forma Regulatory Capital Compliance.....................................
Pro Forma Data.............................................................................
Shares to be Purchased by Management Pursuant to Subscription Rights.......................
Heritage Federal Savings & Loan Association Statements of Income...........................
Management's Discussion and Analysis of Financial Condition and Results of Operations......
Business of the Holding Company............................................................
Business of the Association................................................................
Management of the Holding Company..........................................................
Management of the Association..............................................................
Regulation.................................................................................
Taxation...................................................................................
The Conversion.............................................................................
Restrictions on Acquisition of the Holding Company.........................................
Description of Capital Stock of the Holding Company .......................................
Registration Requirements..................................................................
Legal and Tax Opinions.....................................................................
Experts....................................................................................
Additional Information.....................................................................
Index to Consolidated Financial Statements.................................................
Glossary...................................................................................     G-1

                   Heritage Federal Savings & Loan Association
                             Laurens, South Carolina


[map of South Carolina showing county boarders, with enlargement of Greenville, Anderson, Laurens and Greenwood Counties showing the location of the towns of Simpsonville, Belton, Laurens and Ware Shoals appears here]

                                     SUMMARY

         The following summary explains the significant aspects of the conversion. For additional information about the conversion, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center at (___) ____________. Throughout this prospectus, Heritage Federal Savings & Loan Association is referred to as the "Association" and Heritage Bancorp, Inc. is referred to as the "Holding Company." See the glossary at the back of this prospectus for the definitions of certain terms that are printed in boldface type the first time they appear in this prospectus.

Heritage Bancorp, Inc.

         The Association formed the Holding Company under Delaware law in November 1997 for the purpose of owning all of the Association's capital stock following completion of the conversion. The Holding Company has received conditional approval of the OTS to become a savings and loan holding company by acquiring the capital stock of the Association in the conversion. Before the completion of the conversion, the Holding Company will not have any material assets or liabilities, and it will not engage in any material operations. After the conversion, the Holding Company's primary assets will be all of the capital stock of the Association, a portion of the net proceeds of the conversion and a note receivable from the Association's ESOP. Initially, the primary activity of the Holding Company will be to direct, plan and coordinate the Association's business activities. In the future, the Holding Company might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. The Holding Company's main office is located at 201 W. Main Street, Laurens, South Carolina 29360 and its telephone number is
(864) 984-4581.

Heritage Federal Savings & Loan Association

         Chartered in 1948, the Association is a federal mutual savings and loan association. The Association was originally known as Laurens Federal Savings & Loan Association. In 1977, the Association changed its name to Heritage Federal Savings & Loan Association. In connection with the conversion, the Association will change its name to Heritage Federal Bank. The Association's main office is located at 201 W. Main Street, Laurens, South Carolina 29360 and its telephone number is (864) 984-4581.

         The Association is regulated by the OTS and the FDIC. The Association's deposits have been federally-insured by the FDIC since 1948 and are currently insured by the FDIC under the SAIF. The Association has been a member of the FHLB-System since 1948.

         The Association is a community oriented financial institution that operates out of four offices in the Upstate region of South Carolina. The Association's principal business is attracting deposits from the general public and using those funds to originate residential mortgage loans. At September 30, 1997, the Association had total assets of $247.5 million, deposits of $215.4 million and total equity of $29.2 million. At that date, $180.6 million, or 73.0%, of the Association's assets were residential mortgage loans and $200.2 million, or 91.7%, of the Association's liabilities were certificates of deposit. The Association emphasizes the origination of ARM loans and generally holds its loans for long-term investment purposes. For a discussion of the Association's business strategy and recent results of operations, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." For a discussion of the Association's business activities, see "BUSINESS OF THE ASSOCIATION."

The Conversion

         The Association is undertaking the conversion pursuant to its Plan of Conversion. The conversion is a change in the Association's legal form of organization. The Association currently operates as a federally chartered mutual savings and loan association with no stockholders. Through the conversion, the Association will become a federally chartered stock savings bank and will issue shares of its common stock to Heritage Bancorp, Inc. As part of the conversion, Heritage Bancorp, Inc., as the Association's holding company, will issue shares of its common stock to the public and to the Association's ESOP. Currently, the Association's depositor and borrower members have voting rights in the Association and, therefore, are entitled to elect directors of the Association and to vote on other important matters. Following the conversion, the Holding Company will exercise all voting rights with respect to the Association's common stock, and the Holding Company's stockholders will elect its directors and exercise all other voting rights with respect to the Holding Company's common stock. The OTS has approved the conversion, subject to approval by the Association's members at a special meeting to be held on _________, 1998. For further description of the conversion, see "THE CONVERSION."

Reasons for the Conversion

         As a federal mutual savings and loan association, the Association does not have stockholders and does not have authority to issue capital stock. By converting to the stock form of organization, the Association will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The conversion will be important to the Association's future growth and performance by providing a larger capital base from which it can operate, by enhancing its ability to attract and retain qualified management through stock-based compensation plans, by enhancing its ability to diversify into other financial services related activities and by expanding its ability to provide services to the public. At this time, the Association does not have any specific plans or arrangements for diversification or expansion. See "THE CONVERSION -- Reasons for the Conversion."

Use of Proceeds

         The Holding Company will use the net conversion proceeds as follows:

         - 50% will be used to buy all of the common stock of the Association. The Association will use these funds to make loans and purchase investments similar to the kinds it currently holds.

         - 8% will be loaned to the ESOP to fund its purchase of common stock.

         - 42% will be kept for general corporate purposes. These purposes may include, for example, paying dividends or buying back shares of common stock.

         For further discussion, see "USE OF PROCEEDS."

The Subscription and Direct Community Offerings

         The Holding Company is offering shares of its common stock in a Subscription Offering to certain current and former depositor and borrower customers of the Association and to the Association's ESOP. Pursuant to its Plan of Conversion, the Association has granted subscription rights in the following order of priority in accordance with applicable regulatory requirements to:

         1. "Eligible Account Holders" -- the Association's depositors with $50 or more on deposit as of June 30, 1996.

         2. "ESOP" -- the Employee Stock Ownership Plan to be implemented by the Association in the conversion.

         3. "Supplemental Eligible Account Holders" -- the Association's depositors with $50 or more on deposit as of December 31, 1997.

         4. "Other Members" -- the Association's depositors as of ____________, 1998 and borrowers of the Association as of October 21, 1997 whose loans continue to be outstanding as of _____________, 1998.


--------------------------------------------------------------------------------
         Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition you may lose your right to purchase shares in the conversion and may be subject to criminal prosecution and/or other sanctions.
--------------------------------------------------------------------------------

         The Subscription Offering will expire at 12:00 Noon, Eastern Time, on ___________, 1998, unless extended by the Association and the Holding Company for up to ___ days. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion.

         Shares not sold in the Subscription Offering may be offered to the general public in a Direct Community Offering with preference given to natural persons and trusts of natural persons who are residents of the Association's Local Community. The Direct Community Offering, if one is held, is expected to begin immediately after the conclusion of the Subscription Offering, but may begin at any time during the Subscription Offering. The Subscription Offering, and the Direct Community Offering, if any, are being managed by Trident Securities. Trident Securities is a registered broker-dealer and a member of the NASD. Trident Securities is not obligated to purchase any shares of common stock in this offering. Shares not sold in the Subscription Offering or Direct Community Offering may be offered for sale in a Syndicated Community Offering, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Trident Securities. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

         You will not pay a commission to buy any shares in the conversion.

Stock Pricing and Number of Shares to be Issued in the Conversion

         Between 2,975,000 and 4,025,000 shares of the common stock will be sold, all at a price of $15.00 per share. With the approval of the OTS, the number of shares may be increased to 4,628,750.

         The amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Holding Company and the Association. RP Financial, the independent appraiser, has estimated that, in its opinion, as of November 28, 1997, the aggregate pro forma market value of the Holding Company and the Association ranged between $44,625,000 and $60,375,000 (with a midpoint of $52,500,000) ("Estimated
Valuation Range"). The pro forma market value is the market value of the Holding Company and the Association after taking into account the sale of shares in this offering. The appraisal was based in part on the Association's financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated prior to the completion of the conversion. If the pro forma market value of the Holding Company and the Association changes to either below $44,625,000 or above $69,431,250 (the adjusted maximum of the offering), you will be notified and provided with the opportunity to modify or cancel your order. The $15.00 per share purchase price was determined by the Boards of Directors of the Holding Company and the Association. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

Purchase Limitations

         The minimum number of shares that you may purchase is 25. The Association has established the following additional purchase limitations:

         - Except for the ESOP, which may subscribe for 8% of the shares issued in the conversion, no eligible subscriber (including all persons on a joint account) may purchase more than $330,000 of common stock (or 22,000 shares) in the Subscription Offering.

         - No person may purchase more than $330,000 of common stock (or 22,000 shares) in the Direct Community Offering or Syndicated Community Offering.

         - No person, either alone or together with associates or persons acting in concert, may purchase more than the overall maximum purchase limitation of 1% of the total number of shares of common stock issued in the conversion (not taking into account an increase in the number of shares as a result of the increase of the appraisal to the adjusted maximum).

         For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "THE CONVERSION -- Limitations on Purchases of Shares."

Procedure for Purchasing Common Stock

         To subscribe for shares of common stock in the Subscription Offering, you should send or deliver an original, signed stock order form together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts, as described below) to the Association in the postage-paid envelope provided so that the stock order form is received before the end of the Subscription Offering. You must also sign the certification that is part of the stock order form. Payment for shares may be made in cash (if made in person) or by check or money order. The Association will pay interest at the rate it pays on passbook accounts from the date funds are received until completion or termination of the conversion. Subscribers who have deposit accounts with the Association may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with the Association will earn interest at the applicable account rate. After the Association receives your order, your order cannot be withdrawn or changed, except with the consent of the Association.

         To ensure that your subscription rights are properly identified, you must list all qualifying savings accounts and loans, as of the respective qualifying dates, on the stock order form. Persons who do not list all qualifying savings accounts and loans may be subject to reduction or rejection of their subscription.

         The Holding Company and the Association have the discretion to accept or reject orders received either through the Direct Community Offering or the Syndicated Community Offering. If your order is rejected in part, you will not have the right to cancel the remainder of the order.

         Owners of self-directed IRAs may use the assets of their IRAs to purchase shares of common stock in the conversion, provided that their IRAs are not maintained on deposit with the Association. If you want to use funds in a self-directed IRA maintained by the Association to purchase shares of common stock, you must transfer your account to an unaffiliated institution or broker. If you are interested in doing so, you should contact the Association's stock information center no later than _____________, 1998.

         For further information on how to purchase stock, see "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

Purchases by Officers and Directors

         The Association expects its directors and executive officers (together with their associates) to subscribe for 168,336 shares, which equals 4.8% of the shares issued at the midpoint of the offering range. The purchase price paid by them will be the same $15.00 per share price as that paid by all other persons who purchase shares in the conversion. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS."

Benefits of the Conversion to Management

         ESOP. The Association will adopt the ESOP in connection with the conversion. The ESOP intends to purchase 8% of the shares of common stock issued in the conversion. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market or may purchase shares directly from the Holding Company. The Holding Company will recognize additional compensation expense as a result of the adoption of the ESOP. If the number of shares sold in the conversion is increased above the maximum of the offering range, the ESOP will have a first priority to purchase any such shares over the maximum of the offering range, up to a total of 8% of the common stock. For information about the ESOP, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan." See also "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

         Management Recognition Plan. The Holding Company expects to seek stockholder approval of the MRP no earlier than six months after completion of the conversion. The MRP will reserve a number of shares equal to 4% of the number of shares issued in the conversion. Pursuant to the MRP, the Holding Company would be able to make awards of shares of common stock to key employees and directors of the Holding Company and the Association at no cost to the recipient. All awards would be subject to vesting over a minimum of five years. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. For additional information about the MRP, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan." See also "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

         Stock Option Plan. The Holding Company expects to seek stockholder approval of a Stock Option Plan no earlier than six months after completion of the conversion. The Stock Option Plan will reserve a number of shares equal to 10% of the number of shares issued in the conversion. Pursuant to the Stock Option Plan, the Holding Company would be able to award options to acquire shares of common stock to key employees and directors of the Holding Company and the Association. The exercise price of such options would be 100% of the fair market value of the common stock on the date the option is granted. All awards would be subject to vesting over a minimum of five years. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. For additional information about the Stock Option Plan, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Stock Option Plan."

         Employment and Severance Agreements. The Holding Company and the Association plan to enter into an employment agreement with J. Edward Wells, the Association's Chief Executive Officer. The employment agreement will provide certain benefits to Mr. Wells if he is terminated following a change in control of the Holding Company or the Association. If there is a change in control of the Holding Company or the Association, Mr. Wells will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times his average annual compensation during the five-year period preceding the change in control. If a change of control had occurred as of September 30, 1997, the total value of the severance benefits payable to Mr. Wells under the proposed employment agreement would have been approximately $427,000. See "RISK FACTORS -- Provisions of Employment and Severance Agreements and Severance Plan" and "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employment Agreement."

         The Holding Company and the Association plan to enter into severance agreements with four of the Association's senior officers, none of whom will be covered by an employment agreement. The severance agreements provide certain benefits to the officers if they are terminated following a change in control of the Holding Company or the Association. If there is a change in control of the Holding Company or the Association, each senior officer would be entitled to a package of cash and/or benefits with a maximum value equal to two times his compensation during the 12-month period preceding the change in control. If a change of control had occurred as of September 30, 1997, the total value of the severance benefits payable to these senior officers under the proposed agreements would have been approximately $417,000. See "RISK FACTORS -- Provisions of Employment and Severance Agreements and Severance Plan" and "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Severance Agreements."

         Employee Severance Compensation Plan. In connection with the conversion, the Board of Directors of the Association intends to adopt the Severance Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Association. Officers who enter into separate employment or severance agreements with the Holding Company and the Association will not be eligible to participate in the Severance Plan. The Severance Plan will provide that, in the event of a change in control of the Holding Company or the Association, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service and/or position with the Association, subject to certain limits. If a change in control had occurred at September 30, 1997 and all eligible employees had been terminated, the total payment due under the Severance Plan would be approximately $529,000. See "RISK FACTORS -- Provisions of Employment and Severance Agreements and Severance Plan" and "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation -- Employee Severance Compensation Plan."

Market for Common Stock

         The Holding Company has obtained preliminary approval for the common stock to be quoted on the Nasdaq National Market under the symbol ______. After shares of the common stock commence trading, interested investors may contact a stock broker to buy or sell shares. The Holding Company cannot assure you that there will be active trading market for the common stock. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy

         The Holding Company intends to adopt a policy of paying regular semi-annual cash dividends at an annual rate of $0.30 per share (2.0% based on the $15.00 per share purchase price of the common stock in the conversion). Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the Holding Company's consolidated operating results and financial condition, net worth and capital requirements, as well as regulatory restrictions on the payment of dividends from the Association to the Holding Company (which would be a primary source of funds for the Holding Company). The Holding Company cannot assure you that dividends will in fact be paid or that if paid such dividends will not be reduced or eliminated in the future. For further information about the payment of dividends, see "DIVIDEND POLICY."

                                  RISK FACTORS

         Before investing in the common stock please carefully consider the matters discussed below. The common stock is not a savings account or deposit and is not insured by the FDIC or any other government agency.

Reliance on Certificates of Deposit

         At September 30, 1997, $200.2 million, or 92.9%, of the Association's deposits were certificates of deposit, of which $148.9 million mature within one year. Jumbo certificates of deposit (certificate accounts with balances of $100,000 or more) totalled $40.3 million, or 20.1% of certificates of deposit, at September 30, 1997. As a result of the large percentage of certificates of deposit, the average rate paid on the Association's deposits is higher than the average rate paid by institutions that have more checking and savings accounts, which generally pay lower rates of interest. The Association's high cost of deposits results in a lower interest rate spread and negatively impacts the Association's profitability. In addition, certificates of deposit can be a more interest rate sensitive source of funds than checking or savings accounts. If interest rates rise significantly or if the Association does not offer competitive interest rates on its certificates of deposit, the Association could experience a significant decrease in its deposit accounts.

Mortgage Lending and Risks Associated with ARM Loans

         At September 30, 1997, approximately 73.0% of the Association's assets consisted of residential mortgage loans. Such loans represented 90.0% of the total loan portfolio at that date. While generally considered to involve less risk than other types of lending such as commercial mortgage loans, commercial business loans and consumer loans, residential mortgage loans provided relatively lower yields. The Association's loan portfolio also includes a significant amount of loans with adjustable rates of interest. At September 30, 1997, $170.3 million, or 84.8%, of the Association's total loans receivable had adjustable interest rates. Adjustable rate loans generally pose the risk that as interest rates rise the underlying payments of the borrowers rise, thereby increasing the potential for loan delinquencies and loan losses. At the same time, the marketability of the underlying properties may be adversely affected by higher interest rates. The Association's adjustable rate loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. Furthermore, most of the Association's ARM loans have an annual adjustment limit of 1% and a lifetime adjustment limit of 4%. Most of the Association's ARM loans adjust based on the National Median Cost of Funds Index. This index is a lagging market index, which means that upward adjustments in this index may occur more slowly than changes in the Association's cost of interest-bearing liabilities, especially during periods of rapidly increasing interest-rates. Moreover, the Association's ability to originate ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans. For a discussion of the Association's loan portfolio, see "BUSINESS OF THE ASSOCIATION -- Lending Activities."

Interest Rate Risk

         Changes in interest rates can have significant effects on the Association's profitability. The Association's ability to make a profit, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets (such as loans and investment securities) and the interest expense incurred in connection with its interest-bearing liabilities (such as deposits and borrowings). The Association's net interest income and the market value of its assets and liabilities could be significantly affected by changes in interest rates. In a rising interest rate environment, the Association anticipates that its net interest income could be adversely affected as liabilities could reprice to higher market rates more quickly than assets. In addition, rising interest rates may adversely affect the Association's earnings because they may cause a decrease in customer demand for loans. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

         Changes in interest rates also can affect the average life of loans and mortgage-backed securities. During periods of declining interest rates, loans and mortgage-backed securities prepay faster as loans are prepaid and refinanced at lower interest rates. During such periods, the Association generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally slows. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

Below Average Return on Equity After Conversion

         Return on equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a particular company with other companies. The Holding Company's post-conversion return on equity will be below the average return on equity for many publicly held savings and loans and banks. In addition, the expenses associated with the ESOP and MRP, along with other post-conversion expenses, are expected to contribute to reduced earnings levels. Over time, the Holding Company intends to deploy the net proceeds from the conversion to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded savings and loans. This goal could take a number of years to achieve, and the Holding Company cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION," "CAPITALIZATION" AND "PRO FORMA DATA."

New Expenses Associated With ESOP and MRP

         If the ESOP and MRP are implemented, the Association will recognize additional material employee compensation and benefit expenses that stem from the shares purchased or granted to employees and executives under those plans. The Association cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock when the expenses are recognized. Expenses for the ESOP would be recognized when shares are committed to be released to participants' accounts, and expenses for the MRP would be recognized over the vesting period of awards made to recipients. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the $15.00 per share purchase price as fair market value. Actual expenses, however, will be based on the fair market value of the common stock at the time of recognition, which may be higher or lower than $15.00. For further discussion of these plans, see "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

Possible Dilutive Effect of Benefit Programs

         If the conversion is completed and stockholders approve the MRP and Stock Option Plan, the Holding Company intends to issue shares to its officers and directors through these plans. If the shares for the MRP are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 3.85%. If the shares for the Stock Option Plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 9.09%. In either case, the issuance of additional shares would decrease net income per share and stockholders' equity per share. If the ESOP is not able to purchase 8% of the shares of common stock issued in the conversion, the ESOP may purchase newly issued shares from the Holding Company. If this occurs, your ownership interest would be diluted and net income per share and stockholders' equity per share may be decreased. See "PRO FORMA DATA."

Possible Voting Control by Management and Employees

         The 168,336 shares of common stock expected to be purchased by the Association's directors and executive officers and their associates in the conversion, combined with the shares expected to be awarded or sold to plan participants under the ESOP, the MRP and the Stock Option Plan, could ultimately result in management and employees and their associates controlling up to approximately 26.2% of the outstanding shares of the common stock (assuming the sale of 4,025,000 shares in the conversion and that the shares issued under the MRP and the Stock Option Plan are repurchased treasury shares) and could permit management to benefit from certain statutory and regulatory provisions, as well as certain provisions in the Holding Company's Certificate of Incorporation and Bylaws, that may tend to promote the continuity of existing management. If these individuals were to act as a group or in concert with each other, they could have significant influence over the outcome of any stockholder vote requiring a majority vote and in the election of directors and could effectively exercise veto power in matters requiring the approval of stockholders, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of the common stock and might have veto power over actions that such holders may deem to be in their best interests. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS," "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation" and "RESTRICTIONS ON ACQUISITIONS OF THE HOLDING COMPANY."

Anti-Takeover Provisions and Statutory Provisions That Could Discourage Hostile Acquisitions of Control

         Provisions in the Holding Company's Certificate of Incorporation and Bylaws, the corporation law of the state of Delaware, and certain federal regulations may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that management opposes. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make the removal of the current board of directors or management of the Holding Company, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of the Holding Company's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; the elimination of cumulative voting for directors; and the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. The Certificate of Incorporation of the Holding Company also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

Provisions of Employment and Severance Agreements and Severance Plan

         The employment and severance agreements of senior officers of the Holding Company and the Association provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Association. If a change in control had occurred at September 30, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $844,000. In addition, if a change in control had occurred at September 30, 1997 and all eligible employees had been terminated, the aggregate payment due under the Severance Plan would have been approximately $529,000. These arrangements may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Association. For information about the proposed employment and severance agreements and Severance Plan, see "MANAGEMENT OF THE ASSOCIATION -- Executive Compensation."

Competition

         The Association faces intense competition both in making loans and attracting deposits. Competition for loans principally comes from commercial banks, savings associations, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, savings associations and credit unions have been the Association's most direct competition for deposits. The Association also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Association may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Association may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE ASSOCIATION -- Competition."

Absence of Prior Market for the Common Stock

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list its common stock on the Nasdaq National Market under the symbol _____, the Holding Company cannot guarantee that an active and liquid trading market for its common stock will develop, or if it does develop, that it will continue. Furthermore, the Holding Company cannot guarantee that if you purchase shares in the conversion you will be able to sell your shares at or above the $15.00 purchase price. See "MARKET FOR COMMON STOCK."

Possible Increase in Estimated Price Range and Number of Shares Issued

         RP Financial may increase the Estimated Valuation Range up to 15% to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the offering. If the Estimated Valuation Range is increased, the Holding Company anticipates that it would issue up to 4,628,750 shares of common stock for an aggregate price of up to $69,431,250. This increase in the number of shares would decrease pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the purchase price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         If the IRS were to determine that the subscription rights granted pursuant to the Plan of Conversion have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), to those persons who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the IRS could require the Association to recognize a gain for tax purposes on the distribution of subscription rights. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. RP Financial has advised the Association in writing that such rights have no value, but RP Financial's conclusion is not binding on the IRS. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Tax Effects."

Financial Institution Regulation and the Future of the Thrift Industry

         The Association is subject to extensive regulation, supervision and examination by the OTS and the FDIC. Legislation has been introduced into Congress that would consolidate the OTS with the Office of the Comptroller of the Currency, which regulates national banks. If this or similar legislation is enacted into law, the Association could be forced to become a state or national bank and become subject to regulation by a different government agency. If the Association is required to change charters, its investment authority and the ability of the Holding Company to engage in diversified activities may be limited. It is impossible at this time to predict whether such legislation will be passed or the impact of any such legislation on the operations of the Association and the Holding Company.

                         SELECTED FINANCIAL INFORMATION

         The following tables set forth certain information concerning the financial position and results of operations of the Association at the dates and for the periods indicated. This information should be read in conjunction with the Financial Statements and Notes thereto presented elsewhere in this prospectus.


                                                                                       At September 30,
                                                                --------------------------------------------------------------
                                                                1997        1996             1995         1994            1993
                                                                ----        ----             ----         ----            ----
                                                                                            (In thousands)
SELECTED BALANCE SHEET DATA:
Total assets ............................................    $ 247,499    $ 244,659        $ 233,780    $ 214,817       $ 211,493
Investment securities ...................................       24,378       37,892           29,823       32,819          24,681
Mortgage-backed securities ..............................        6,665        9,726           11,989       14,097          13,356
Loans receivable, net ...................................      192,663      182,950          178,259      159,682         158,536
Loans held for sale .....................................        1,045           --               --           --           1,674
Deposit accounts ........................................      215,412      209,730          201,473      189,922         190,728
FHLB advances ...........................................           --        5,000            5,000           --              --
Total equity ............................................       29,235       26,740           25,692       23,367          19,599


                                                                                     Year Ended September 30,
                                                                --------------------------------------------------------------
                                                                1997        1996             1995         1994            1993
                                                                ----        ----             ----         ----            ----
                                                                                            (In thousands)

SELECTED OPERATING DATA:
Interest income .........................................    $  17,773    $  16,974        $  16,164    $  15,361       $  16,474
Interest expense ........................................       12,230       12,212           10,431        8,550           9,382
                                                             ---------    ---------        ---------    ---------       ---------

Net interest income .....................................        5,543        4,762            5,733        6,811           7,092
Provision for loan losses (recovery of allowance) .......          337           (7)              47           62              35
                                                             ---------    ---------        ---------    ---------       ---------

Net interest income after provision for loan losses .....        5,206        4,769            5,686        6,749           7,057
                                                             ---------    ---------        ---------    ---------       ---------

Other income ............................................          202          227              218          107             251
Other operating expenses ................................        2,362        3,877(1)         2,379        2,255           2,400
                                                             ---------    ---------        ---------    ---------       ---------

Income before income taxes ..............................        3,046        1,119            3,525        4,601           4,908
Provision for income taxes ..............................        1,094          360            1,546        1,691           1,763
Cumulative effect of change in
 accounting principle ...................................           --           --               --          570(2)           --
                                                             ---------    ---------        ---------    ---------       ---------
Net income ..............................................    $   1,952    $     759        $   1,979    $   3,480       $   3,145
                                                             =========    =========        =========    =========       =========

-----------------
(1) Includes one-time SAIF assessment of $1.2 million.
(2) Reflects adoption of SFAS No. 109, "Accounting for Income Taxes."


                                                                               At September 30,
                                                            -----------------------------------------------------
                                                            1997        1996         1995        1994        1993
                                                            ----        ----         ----        ----        ----
SELECTED OTHER DATA:
Number of:
 Mortgage loans outstanding .........................       3,366       3,340        3,418       3,360       3,493
 Deposit accounts ...................................      11,424      11,576       11,684      11,480      11,957
 Full-service offices ...............................           4           4            4           4           4


                                                                               At September 30,
                                                            -----------------------------------------------------
                                                            1997        1996         1995        1994        1993
                                                            ----        ----         ----        ----        ----
SELECTED FINANCIAL RATIOS:
Performance Ratios:
Return on average assets(1) .........................        0.80%       0.32%        0.87%       1.62%       1.52%
Return on average equity(2) .........................        6.93        2.87         8.08       16.11       17.61
Average equity as a percent of average assets .......       11.49       10.99        10.79       10.09        8.62
Interest rate spread(3) .............................        1.76        1.51         2.09        2.84        3.13
Net interest margin(4) ..............................        2.33        2.04         2.59        3.24        3.51
Average interest-earning assets to
 average interest-bearing liabilities ...............        1.11        1.10         1.10        1.10        1.08
Other operating expenses as a
 percent of average total assets ....................        0.96        1.61         1.05        1.05        1.16

Capital Ratios:
Tangible ............................................       11.3        10.6         10.8        10.9         9.3
Core ................................................       11.3        10.6         10.8        10.9         9.3
Risk-based ..........................................       23.3        22.2         23.1        23.6        20.5

Asset Quality Ratios:
Nonperforming loans as a percent
 of loans receivable, net(5) ........................        0.48        0.56         0.52        0.84        1.25
Nonperforming assets as a
 percent of total assets(6) .........................        0.54        0.45         0.44        0.81        1.28
Allowance for loan losses as a percent
 of gross loans receivable ..........................        0.44        0.35         0.32        0.37        0.34
Allowance for loan losses as a
 percent of nonperforming loans .....................       93.58       65.24        63.10       46.28       28.18
Net charge-offs as a percent of
 average outstanding loans ..........................        0.07       (0.05)        0.05        0.00        0.00

-------------------
(1)  Net income divided by average total assets.
(2)  Net income divided by average total equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.
(5)  Nonperforming loans consist of loans accounted for on a nonaccrual basis.
(6) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans. See "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Nonperforming Assets and Delinquencies."

                                 USE OF PROCEEDS

         The net proceeds from the sale of the common stock offered hereby are estimated to range from $43.5 million to $59.1 million, or up to $68.1 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Association to be issued in the conversion in exchange for 50% of the net proceeds of the conversion. This will result in the Holding Company retaining approximately $21.8 million to $29.5 million of net proceeds, or up to $34.1 million if the Estimated Valuation Range is increased by 15%, and the Association receiving an equal amount.

         Receipt of 50% of the net proceeds of the sale of the common stock will increase the Association's capital and will support the expansion of the Association's existing business activities. The Association will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. Depending on loan demand, the Association may consider using a portion of the conversion proceeds for investment in mortgage-backed securities.

         In connection with the conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of common stock sold in the conversion. The Holding Company's loan to fund the ESOP may range from $3,570,000 to $4,830,000 based on the sale of 238,000 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 322,000 shares (at the maximum of the Estimated Valuation Range), respectively, at $15.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 4,628,750 shares, are sold in the conversion, the Holding Company's loan to the ESOP would be approximately $5,554,500 (based on the sale of 370,300 shares to the ESOP). It is anticipated that the ESOP loan will have a 15-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from the Association's contributions to the ESOP and from any dividends paid on shares of common stock held by the ESOP.

         The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Association in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of common stock to the extent permitted under Delaware law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

         Following consummation of the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Association will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the Association's level of nonperforming and classified assets, the Holding Company's and the Association's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "THE CONVERSION -- Restriction on Repurchase of Stock."

                                DIVIDEND POLICY

General

     The Holding Company's Board of Directors anticipates declaring and paying semi-annual cash dividends on the common stock at an annual rate of $0.30 per share per year, or 2.0% based on the $15.00 per share purchase price. The first cash dividend is expected to be declared and paid during the second full quarter following the consummation of the conversion. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Association to the Holding Company discussed below. Under Delaware law, the Holding Company will be permitted to pay cash dividends after the conversion either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the conversion and retained by the Holding Company, borrowings by the Holding Company, dividends received from the Association or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

Current Restrictions

     Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Association because the Holding Company initially will have no source of income other than dividends from the Association and earnings from the investment of the net proceeds from the offering retained by the Holding Company. OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Association to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Association currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of is net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Association may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to the Association's Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account" and Note __ of Notes to the Financial Statements included elsewhere herein.

     Additionally, in connection with the conversion, the Holding Company and the Association have committed to the OTS that during the one-year period following consummation of the conversion, the Holding Company will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal tax purposes.

Tax Considerations

     In addition to the foregoing, retained earnings of the Association appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Association to pay cash dividends to the Holding Company without the payment of federal income taxes by the Association at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 9 of Notes to the Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Association that would result in a recapture of the Association's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list its common stock on the Nasdaq National Market under the symbol _____, there can be no assurance that the Holding Company will meet Nasdaq National Market listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Trident Securities has agreed to make a market for the Holding Company's common stock following consummation of the conversion and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the common stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the conversion it will be able to obtain the commitment from at least two additional broker-dealers to act as market makers for the common stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Association or any market maker. There can be no assurance that an active and liquid trading market for the common stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the purchase price or that quotations will be available on the Nasdaq National Market as contemplated.

                                CAPITALIZATION

          The following table presents the historical capitalization of the Association at September 30, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of common stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A change in the number of shares to be issued in the conversion may materially affect pro forma consolidated capitalization.

                                                                                   Holding Company
                                                                         Pro Forma Consolidated Capitalization
                                                                                Based Upon the Sale of
                                                               ------------------------------------------------------------
                                                               2,975,000       3,500,000       4,025,000       4,628,750
                                           Capitalization      Shares at       Shares at       Shares at       Shares at
                                               as of           $15.00          $15.00          $15.00          $15.00
                                         September 30, 1997    Per Share(1)    Per Share(1)    Per Share(1)    Per Share(2)
                                         ------------------    ------------    ------------    ------------    ------------
                                                                              (In thousands)

Deposits(3)............................     $215,412           $215,412        $215,412        $215,412        $215,412
                                            ========           ========        ========        ========        ========

Stockholders' equity:

   Preferred stock:
     500,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding....................     $     --           $     --        $     --        $     --        $     --

   Common stock:
     10,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(4)....................           --                 30              35              40              46

   Additional paid-in capital..........           --             43,497          51,258          59,020          68,065

   Retained income(5)..................       29,235             29,235          29,235          29,235          29,235
   Less:
     Common Stock acquired
       by ESOP(6)......................           --             (3,570)         (4,200)         (4,830)         (5,555)
     Common Stock to be acquired
       by MRP(7).......................           --             (1,785)         (2,100)         (2,415)         (2,777)
                                            --------           --------        --------        --------        --------

Total stockholders' equity.............     $ 29,235           $ 67,407        $ 74,228        $ 81,050        $ 89,015
                                            ========           ========        ========        ========        ========

                       (footnotes on the following page)

------------------------
(1) Does not reflect the possible increase in Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Association or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit account for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amount thereof.
(4) The Association's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with conversion.
(5) Retained income is substantially restricted by applicable regulatory capital requirements. Additionally, the Association will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Association's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account."
(6) Assumes that 8% of the common stock in the conversion will be acquired by the ESOP in the conversion with funds borrowed from the Holding Company. Under GAAP, the amount of common stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participant's accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of the Holding Company, See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at $15.00 per share, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of common stock for the MRP from authorized but unissued shares would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     The following table presents the Association's historical and pro forma capital position relative to its capital requirements at September 30, 1997.
The amount of capital infused into the Association for purposes of the following table is 50% of the net proceeds of the offering. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" AND "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Association, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                                PRO FORMA AT SEPTEMBER 30, 1997
                                                                       ------------------------------------------------

                                                                       Minimum of Estimated      Midpoint of Estimated
                                                                          Valuation Range           Valuation Range
                                                                       --------------------      ---------------------
                                                                         2,975,000 Shares          3,500,000 Shares
                                           September 30, 1997          at $15.00 Per Share       at $15.00 Per Share
                                      ----------------------------     --------------------      ---------------------
                                                        Percent of               Percent of                Percent of
                                                          Adjusted                 Adjusted                  Adjusted
                                                           Total                    Total                     Total
                                      Amount            Assets (1)     Amount      Assets (1)    Amount      Assets (1)
                                      ------            ----------     ------      ----------    ------      ----------
                                                                         (Dollars in Thousands)
GAAP capital(2).....................  $29,235              11.9%       $45,643        17.2%      $48,581        18.0%

Tangible capital(2).................  $27,769              11.3%       $44,177        16.6%      $47,115        17.5%
Tangible capital requirement........    3,690               1.5          3,990         1.5         4,044         1.5
                                      -------              ----        -------        ----       -------        ----
Excess..............................  $24,079               9.8%       $40,187        15.1%      $43,071        16.0%
                                      =======              ====        =======        ====       =======        ====

Core capital(2).....................  $27,769              11.3%       $44,177        16.6%      $47,115        17.5%
Core capital requirement(3).........    7,381               3.0          7,980         3.0         8,087         3.0
                                      -------              ----        -------        ----       -------        ----
Excess..............................  $20,388               8.3%       $36,197        13.6%      $39,028        14.5%
                                      =======              ====        =======        ====       =======        ====

Total capital(4)....................  $28,519              23.3%       $44,927        35.5%      $47,865        37.6%
Risk-based
  capital requirement...............    9,796               8.0         10,116         8.0        10,173         8.0
                                      -------              ----        -------        ----       -------        ----
Excess..............................  $18,723              15.3%       $34,811        27.5%      $37,692        29.6%
                                      =======              ====        =======        ====       =======        ====

                                             PRO FORMA AT SEPTEMBER 30, 1997
                                      ----------------------------------------------

                                                                      15% above
                                      Maximum of Estimated      Maximum of Estimated
                                         Valuation Range           Valuation Range
                                      --------------------      --------------------
                                        4,025,000 Shares          4,628,750 Shares
                                      at $15.00 Per Share       at $15.00 Per Share
                                      --------------------      --------------------
                                                Percent of               Percent of
                                                  Adjusted                 Adjusted
                                                   Total                    Total
                                      Amount     Assets(1)      Amount    Assets(1)
                                      ------     ---------      ------    ---------
                                                   (Dollars in Thousands)
GAAP capital(2).....................  $51,516      18.9%        $54,959     19.8%

Tangible capital(2).................  $50,052      18.3%        $53,493     19.3%
Tangible capital requirement........   4,097        1.5           4,160      1.5
                                      -------      ----         -------     ----
Excess..............................  $45,955      16.8%        $49,333     17.8%
                                      =======      ====         =======     ====

Core capital(2).....................  $50,052      18.3%        $53,493     19.3%
Core capital requirement(3).........    8,194       3.0           8,319      3.0
                                      -------      ----         -------     ----
Excess..............................  $41,858      15.3%        $45,174     16.3%
                                      =======      ====         =======     ====

Total capital(4)....................  $50,802      39.7%        $54,243     42.1%
Risk-based
  capital requirement...............   10,230       8.0          10,296      8.0
                                      -------      ----         -------     ----
Excess..............................  $40,572      31.7%        $43,947     34.1%
                                      =======      ====         =======     ====

--------------------
(1) Based upon total adjusted assets of $246.0 million at September 30, 1997 and $267.8 million, $271.7 million, $275.6 million and $280.1 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $122.4 million at September 30, 1997 and $126.8 million, $127.6 million, $128.4 million and $129.3 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) An unrealized gain on securities available-for-sale, net of taxes, accounts for the difference between GAAP capital and each of tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3 % of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

         Under the Plan of Conversion, the common stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Association as converted, based upon an independent valuation. The Estimated Valuation Range as of November 28, 1997 is from a minimum of $44,625,000 to a maximum of $60,375,000 with a midpoint of $52,500,000. At a price per share of $15.00, this results in a minimum number of shares of 2,975,000, a maximum number of shares of 4,025,000 and a midpoint number of shares of 3,500,000. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Trident Securities will receive fees of approximately $578,000, $687,000, $795,000 and $800,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively (see "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the common stock will be sold in the Subscription and Direct Community Offerings; and (iii) conversion expenses, excluding the fees paid to Trident Securities, will total approximately $520,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription Offering, Direct Community Offering and Syndicated Community Offering and other factors.

         The following table summarizes the historical net income and retained income of the Association and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. The pro forma consolidated net income of the Association for the year ended September 30, 1997 has been calculated as if the conversion had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Association had been invested at 5.68%, at the beginning of the period, which represents the one-year U.S. Treasury Bill yield as of September 30, 1997. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the offering from which it will fund the ESOP loan. A pro forma after-tax return of 3.61% is used for both the Holding Company and the Association for the period, after giving effect to an incremental combined federal and state income tax rate of 36.5%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at the beginning of the respective periods or at September 30, 1997, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

         The following pro forma information may not be representative of the financial effects of the conversion at the date on which the conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.



                                                                         At or For the Year Ended September 30, 1997
                                                              -------------------------------------------------------------------
                                                              Minimum of       Midpoint of       Maximum of       15% Above
                                                              Estimated        Estimated         Estimated        Maximum of
                                                              Valuation        Valuation         Valuation        Estimated
                                                              Range            Range             Range            Valuation Range
                                                              ---------        ---------         ---------        ---------
                                                              2,975,000        3,500,000         4,025,000        4,628,750(1)
                                                              Shares           Shares            Shares           Shares
                                                              at $15.00        at $15.00         at $15.00        at $15.00
                                                              Per Share        Per Share         Per Share        Per Share
                                                              ---------        ---------         ---------        ---------
                                                                               (In thousands, except per share amounts)
Gross proceeds ........................................       $ 44,625          $ 52,500          $ 60,375          $ 69,431
Less: estimated expenses ..............................          1,098             1,207             1,315             1,320
                                                              --------          --------          --------          --------
Estimated net proceeds ................................         43,527            51,293            59,060            68,111
Less: Common stock acquired by ESOP ...................         (3,570)           (4,200)           (4,830)           (5,555)
Less: Common stock to be acquired by MRP ..............         (1,785)           (2,100)           (2,415)           (2,777)
                                                              --------          --------          --------          --------
     Net investable proceeds ..........................       $ 38,172          $ 44,993          $ 51,815          $ 59,779
                                                              ========          ========          ========          ========

Consolidated net income:
 Historical ...........................................       $  1,952          $  1,952          $  1,952          $  1,952
 Pro forma income on net proceeds(2) ..................          1,377             1,623             1,869             2,156
 Pro forma ESOP adjustments(3) ........................           (151)             (178)             (204)             (235)
 Pro forma MRP adjustments(4) .........................           (227)             (267)             (307)             (353)
                                                              --------          --------          --------          --------
   Pro forma net income ...............................       $  2,951          $  3,130          $  3,310          $  3,520
                                                              ========          ========          ========          ========

Consolidated net income per share (5)(6):
 Historical ...........................................       $   0.71          $   0.60          $   0.52          $   0.46
 Pro forma income on net proceeds .....................           0.50              0.50              0.50              0.50
 Pro forma ESOP adjustments(3) ........................          (0.05)            (0.05)            (0.05)            (0.05)
 Pro forma MRP adjustments(4) .........................          (0.08)            (0.08)            (0.08)            (0.08)
                                                              --------          --------          --------          --------
   Pro forma net income per share .....................       $   1.08          $   0.97          $   0.89          $   0.83
                                                              ========          ========          ========          ========

Consolidated stockholders' equity (book value):
 Historical ...........................................       $ 29,235          $ 29,235          $ 29,235          $ 29,235
 Estimated net proceeds ...............................         43,527            51,293            59,060            68,111
 Less: Common stock acquired by ESOP ..................         (3,570)           (4,200)           (4,830)           (5,555)
 Less: Common stock to be acquired by MRP(4) ..........         (1,785)           (2,100)           (2,415)           (2,777)
                                                              --------          --------          --------          --------
   Pro forma stockholders' equity(7) ..................       $ 67,407          $ 74,228          $ 81,050          $ 89,015
                                                              ========          ========          ========          ========

Consolidated stockholders' equity per share(6)(8):
 Historical(6) ........................................       $   9.83          $   8.35          $   7.26          $   6.32
 Estimated net proceeds ...............................          14.63             14.66             14.67             14.71
 Less: Common stock acquired by ESOP ..................          (1.20)            (1.20)            (1.20)            (1.20)
 Less: Common stock to be acquired by MRP(4) ..........          (0.60)            (0.60)            (0.60)            (0.60)
                                                              --------          --------          --------          --------
   Pro forma stockholders' equity per share(9) ........       $  22.66          $  21.21          $  20.13          $  19.23
                                                              ========          ========          ========          ========

Purchase price as a percentage of pro forma
 stockholders' equity per share .......................          66.20%            70.72%            74.52%            78.00%

Purchase price as a multiple of pro forma
 net income per share .................................         13.89x            15.46x            16.85x            18.07x


                         (footnotes on following page)

-------------

(1) Gives effect to the sale of an additional 603,750 shares in the conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Association as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Association as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since funds on deposit at the Association may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Association for investment following receipt of the net proceeds of the conversion will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the shares of common stock offered in the conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently 8.50%) from the net proceeds from the conversion retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Association intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Association's payment of the ESOP debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 36.5%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Association on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. Applicable accounting practices require that compensation expense for the ESOP be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $15.00 per share purchase price. See "MANAGEMENT OF THE ASSOCIATION -- Benefits -- Employee Stock Ownership Plan."
(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the $15.00 per share purchase price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 36.5%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $1.05, $0.95, $0.87 and $0.81 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively, and pro forma stockholders' equity per share would be $22.36, $20.97, $19.94 and $19.07 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at September 30, 1997, respectively. Shares issued under the MRP vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $15.00 per share on the date shares are awarded under the MRP, total MRP expense would increase. The total estimated MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax MRP expense of $357,000, $420,000, $483,000 and $555,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan.
(5) Per share amounts are based upon shares outstanding of 2,752,867, 3,238,667, 3,724,467 and 4,283,137 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1997, respectively, which includes the shares of common stock sold in the conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the conversion.

(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Association's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the conversion, or the federal income tax consequences of the restoration to income of the Association's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION-- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 2,975,000, 3,500,000, 4,025,000 and 4,628,750 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the common stock.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth certain information as to the approximate purchases of common stock by each director and executive officer of the Association, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Association and their associates may not purchase in excess of 29% of the shares sold in the conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers, their associates and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.


                                                                                   Percent of          Percent of
                                                                                    Shares at           Shares at
                                                                                   Minimum of          Maximum of
     Name and                  Anticipated Number of     Anticipated Dollar         Estimated           Estimated
     Position                   Shares Purchased (1)      Amount Purchased       Valuation Range     Valuation Range
     --------                   --------------------      ----------------       ---------------     ---------------
J. Edward Wells                       33,334                 $500,010                   1.12%                0.83%
  President, Chief Executive
  Officer and Director

Aaron H. King                         20,000                  300,000                   0.67                 0.50
  Director

J. Riley Bailes                       28,000                  420,000                   0.94                 0.70
  Director

John H. Lake                          13,334                  200,010                   0.45                 0.33
 Director

G. Edwin Owings                        6,667                  100,005                   0.22                 0.17
  Director

Edwin I. Shealy                       20,000                  300,000                   0.67                 0.50
  Chief Financial Officer

James H. Wasson, Jr.                  16,667                  250,005                   0.56                 0.41
  Vice President

John M. Swofford                       8,334                  125,010                   0.28                 0.21
  Vice President

Will B. Ferguson                      22,000                  330,000                   0.74                 0.55
  Vice President                      ------                  -------                   ----                 ----

     Total                           168,336               $2,525,040                   5.66%                4.18%
                                     =======               ==========                   ====                 ====


--------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan.

                   HERITAGE FEDERAL SAVINGS & LOAN ASSOCIATION
                              STATEMENTS OF INCOME

         The following Statements of Income of Heritage Federal Savings & Loan Association for the fiscal years ended September 30, 1997, 1996 and 1995 have been audited by Deloitte & Touche LLP, Greenville, South Carolina, independent auditors, whose report thereon appears elsewhere in this prospectus. These statements should be read in conjunction with the Financial Statements and related Notes included elsewhere herein.


                                                                           Years Ended September 30,
                                                                       ---------------------------------
                                                                       1997           1996          1995
                                                                       ----           ----          ----
                                                                                 (In thousands)
INTEREST INCOME:
 Loans:
  First mortgage loans.............................................    $14,056        $13,166       $12,660
  Other loans......................................................        978            872           889
 Investment securities and other...................................      2,289          2,310         1,866
 Mortgage-backed securities........................................        450            626           749
                                                                      --------       --------      --------
   Total interest income...........................................     17,773         16,974        16,164
                                                                      --------       --------      --------

INTEREST EXPENSE:
 Deposits..........................................................     12,004         11,885         9,941
 Federal Home Loan Bank borrowings.................................        226            327           490
                                                                      --------       --------      --------
   Total interest expense..........................................     12,230         12,212        10,431
                                                                      --------       --------      --------

NET INTEREST INCOME................................................      5,543          4,762         5,733

PROVISION FOR LOAN LOSSES
 (RECOVERY OF ALLOWANCE) (Note 4)..................................        337             (7)           47
                                                                      --------       --------      --------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES.........................................      5,206          4,769         5,686
                                                                      --------       --------      --------

OTHER INCOME (EXPENSE):
 Service charge and fees...........................................        205            206           210
 Gain (loss) of sale of mortgage loans held-for-sale...............          6             16             0
 Gain (loss) on sale of investments available-for-sale.............        (13)             2             0
 Other income, other...............................................          4              3             8
                                                                      --------       --------      --------
   Total other income, net.........................................        202            227           218
                                                                      --------       --------      --------

OTHER OPERATING EXPENSES:
 Employee compensation and benefits (Note 11)......................      1,450          1,344         1,329
 Deposit insurance premiums (Note 1)...............................        234          1,725           416
 Occupancy and equipment expense...................................        397            413           142
 Data processing - service bureau fees.............................        132            129           114
 Office supplies, postage, printing, etc...........................         81             97            82
 Professional fees.................................................         56             54            41
 Advertising and promotions........................................         24             31            22
 Net (income)/cost of real estate operations.......................       (167)          (120)           77
 Other.............................................................        155            204           156
                                                                      --------       --------      --------
  Total other operating expenses...................................      2,362          3,877         2,379
                                                                      --------       --------      --------

INCOME BEFORE INCOME TAXES.........................................      3,046          1,119         3,525

PROVISION FOR INCOME TAXES (Note 9)................................      1,094            360         1,546
                                                                      --------       --------      --------

NET INCOME.........................................................   $  1,952       $    759      $  1,979
                                                                      ========       ========      ========

See Notes to Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Association. The information contained in this section should be read in conjunction with the Financial Statements and accompanying Notes thereto and the other sections contained in this prospectus.

Operating Strategy

         The Association's business consists principally of attracting retail deposits (primarily certificates of deposit) from the general public and using these funds to originate mortgage loans secured by one- to four-family residences located in South Carolina. To a lesser extent, the Association also originates commercial real estate loans, home equity loans, builder construction loans and savings account loans. The Association intends to continue to fund its assets primarily with retail deposits, although FHLB-Atlanta advances may be used as a supplemental source of funds.

         The Association's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Association's profitability is also affected by the level of other operating income and expenses. Other operating income includes service charges and fees, gain on sale of mortgage loans and gain on sale of investments. Other operating expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data processing expenses and other operating costs. The Association's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

         The Association's business strategy is to operate as a well-capitalized, profitable and independent financial institution dedicated to financing home ownership and providing quality customer service. In recent years the Association has emphasized the origination for retention in its portfolio of adjustable-rate mortgage loans in order to reduce its interest rate risk. Beginning in the year ended September 30, 1997, to increase the yield on its loan portfolio, the Association has emphasized the origination for its portfolio of fixed-rate mortgage loans with terms of 15 years or less and ARM loans with an interest rate that is fixed for an initial period of ten years. In addition, the Association has purchased $1.0 million of conforming fixed-rate loans for its held for sale portfolio and plans to continue this activity depending on market conditions. The Association relies heavily on certificates of deposit as its source of funds. As a result, the Association's cost of funds is generally higher than that of institutions that have more checking and savings accounts. The Association's high cost of funds has contributed to a lower interest rate spread and reduced profitability in recent years. The Association intends to attempt to reduce its reliance on certificates of deposit by increasing its emphasis on transaction accounts.

Comparison of Financial Condition at September 30, 1997 and 1996

         Total assets increased $2.8 million, or 1.2%, to $247.5 million at September 30, 1997 from $244.7 million at September 30, 1996. Loans receivable increased $9.7 million to $192.7 million from $183.0 million. The Association used funds from maturities and prepayments of investment and mortgage-backed securities to fund loan growth. Investment securities decreased to $24.4 million from $37.9 million and mortgage-backed securities decreased to $6.7 million from $9.7 million. Cash and cash equivalents increased to $14.7 million from $5.9 million.

         Total liabilities increased $345,000, or 0.2%, to $218.3 million at September 30, 1997 from $217.9 million at September 30, 1996. Deposit accounts increased $5.7 million to $215.4 million from $209.7 million. The increase in deposit accounts was offset by a decrease in FHLB advances from $5.0 million to $0.

         Total equity increased $2.5 million, or 9.3%, to $29.2 million at September 30, 1997 from $26.7 million at September 30, 1996. Retained income increased $1.9 million to $27.8 million, while unrealized gain on available-for-sale securities increased $543,000 to $1.5 million.

Comparison of Operating Results for the Years Ended September 30, 1997 and 1996

         Net Income. Net income increased $1.2 million, or 157.2%, to $2.0 million for the year ended September 30, 1997 from $759,000 for the year ended September 30, 1996. The results for fiscal 1996 reflect the payment of a one-time, industry wide special assessment to recapitalize the SAIF, which for the Association was $1.2 million. Without the payment of the SAIF special assessment, net income for fiscal 1996 would have been $1.5 million.

         Net Interest Income. Net interest income increased $781,000, or 16.4%, to $5.5 million for fiscal 1997 from $4.8 million for fiscal 1996. The Association's interest rate spread increased 25 basis points to 1.76% for fiscal 1997 from 1.51% for fiscal 1996 as the Association experienced a 19 basis point increase in the yield on its interest-earning assets and a 6 basis point decrease in the cost of its interest-bearing liabilities.

         Total interest income increased $799,000, or 4.7%, from fiscal 1996 to fiscal 1997. Interest income on loans receivable increased $996,000 largely as a result of an increase of $11.6 million, or 6.5%, in the average balance of loans. The Association's average yield on loans increased 5 basis points to 7.93% in fiscal 1997. The growth in interest income on loans was partially offset by a reduction in interest income on mortgage-backed securities and federal funds sold and interest-bearing deposits, as the Association reduced the average balance of these investments. The yield on the Association's interest-earning assets increased to 7.47% from 7.28% as a result of having a larger percentage of interest-earning assets invested in loans.

         Total interest expense increased $18,000, or 0.1%, from fiscal 1996 to fiscal 1997. The average balance of interest-bearing liabilities increased $2.6 million, or 1.2%, while the average rate paid decreased to 5.71% from 5.77%. Interest paid on passbook, NOW and money market accounts decreased a total of $25,000 primarily because of a decrease in the average balance of such accounts. Interest paid on certificates of deposit increased $144,000 because of an increase in the average balance of such accounts. This was partially offset by a decrease in the average rate paid on certificates of deposit to 5.91% from 6.00%. Interest paid on FHLB advances decreased $101,000 as the decrease in the average balance of advances was partially offset by the increase in the average rate paid. By the end of fiscal 1997, the Association had repaid all of its FHLB advances.

         Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of such factors as the delinquency status of loans, current economic conditions, the net realizable value of the underlying collateral and prior loan loss experience. The provision for loan losses was $337,000 in fiscal 1997 compared with a recovery of $7,000 in fiscal 1996. During fiscal 1997, the Association added $137,000 to the allowance for loan losses to provide for estimated losses on specific problem loans. The Association added an additional $200,000 to the allowance for loan losses based on its re-evaluation of the risks inherent in the loan portfolio. At September 30, 1997, the Association's allowance for loan losses totalled $874,000, which equaled .44% of total loans. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Association's control. While the Association maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

         Other Income. Other income decreased $25,000, or 11.0%, to $202,000 for fiscal 1997 from $227,000 for fiscal 1996. Substantially all of the Association's other income is derived from service charges and fees. Service charges and fees totalled $205,000 in fiscal 1997 compared with $206,000 in fiscal 1996. Gain on sale of mortgage loans decreased to $6,000 in fiscal 1997 from $16,000 in fiscal 1996 as a result of fewer loan sales in 1997. The Association realized a loss of $13,000 on the sale of investments in fiscal 1997 compared with a gain of $2,000 in fiscal 1996.

         Other Operating Expenses. Other operating expenses were $2.4 million in fiscal 1997 compared to $3.9 million in fiscal 1996. Included in other operating expenses for fiscal 1996 is the SAIF special assessment. Excluding the SAIF special assessment, other operating expenses were $2.6 million for fiscal 1996. As a result of the recapitalization of the SAIF, the FDIC substantially reduced deposit insurance premiums. Since January 1, 1997, the Association has paid deposit insurance premiums at the rate of $.065 per $100 of deposits. Prior to the recapitalization of the SAIF, deposit insurance premiums were $.23 per $100 of deposits. Employee compensation and benefits expense increased $106,000, or 7.9%, as a result of an increase in directors' fees, normal wage increases and an increase in benefits costs. Income from real estate operations was $167,000 in fiscal 1997 as a result of gains on sales of real estate owned, as compared with $120,000 in fiscal 1996. The Association anticipates that other operating expenses will increase following the conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. Because the Association uses an outside data processing service, the Association believes that its cost of addressing Year 2000 issues will not be significant. See "RISK FACTORS -- Below Average Return on Equity After Conversion" and "-- New Expenses Associated with ESOP and MRP."

         Income Taxes. The provision for income taxes increased to $1.1 million for fiscal 1997 from $360,000 for fiscal 1996. Income taxes in fiscal 1996 were lower because of the SAIF special assessment.

Comparison of Operating Results for the Years Ended September 30, 1996 and 1995

         Net Income. Net income decreased $1.2 million, or 61.6%, to $759,000 for the year ended September 30, 1996 from $2.0 million for the year ended September 30, 1995. The results for fiscal 1996 include the payment of the $1.2 million special SAIF assessment. Without the payment of the SAIF assessment, net income for fiscal 1996 would have been $1.5 million.

         Net Interest Income. Net interest income decreased $971,000, or 16.9%, to $4.8 million for fiscal 1996 from $5.7 million for fiscal 1995. The Association's interest rate spread decreased to 1.51% for fiscal 1996 from 2.09% for fiscal 1995 as a result of an increase in the cost of the Association's interest-bearing liabilities. The decrease in the interest rate spread was partially offset by an increase in the average balance of interest-earning assets.

         Total interest income increased $810,000, or 5.0%, from fiscal 1995 to fiscal 1996. Interest income on loans receivable increased $489,000, or 3.6%, as a result of growth of the loan portfolio. The average yield on loans receivable was essentially unchanged between fiscal 1995 and 1996. The remainder of the growth in interest income is primarily attributable to increases in the average balances of investment securities and federal funds sold and overnight deposits. Interest income on mortgage-backed securities decreased as a result of principal repayments on mortgage-backed securities.

         Total interest expense increased $1.8 million, or 17.1%, from fiscal 1995 to fiscal 1996. Total interest paid on deposits increased $1.9 million as a result of an increase in the average balance of certificates of deposit and an increase in the average rate paid on certificates of deposit from 5.39% to 6.00%. The average rate paid on certificates of deposit increased as depositors sought higher yields through longer maturities. Interest paid on FHLB advances decreased $163,000 as a decrease in the average balance was partially offset by an increase in the rate paid on such advances.

         Provision for Loan Losses. The Association had a recovery of $7,000 in fiscal 1996 compared to a provision of $47,000 in fiscal 1995. The provision was larger in fiscal 1995 as a result of larger charge-offs that year. The Association had net charge-offs of $79,000 in fiscal 1995 compared to net recoveries of $87,000 in fiscal 1996.

         Other Income. Other income increased $9,000 to $227,000 for fiscal 1996 from $218,000 for fiscal 1995. Service charges and fees totalled $206,000 in fiscal 1996 compared to $210,000 in fiscal 1995. The Association had $16,000 of gain on the sale of mortgage loans in fiscal 1996 with no such gain in fiscal 1995.

         Other Operating Expenses. Other operating expenses were $3.9 million in fiscal 1996, compared to $2.4 million in fiscal 1995. Excluding the SAIF assessment, other operating expenses were $2.6 million for fiscal 1996, an increase of $251,000, or 10.55%, over fiscal 1995. Occupancy and equipment expense increased $271,000, or 190.8%, as a result of increased depreciation expense associated with its new main office opened in October 1995. Other expenses such as office supplies, advertising and promotion also increased as a result of the opening of the new main office. Income from real estate operations was $120,000 in fiscal 1996 as a result of gains on the sale of real estate owned compared with a cost of $77,000 in fiscal 1995.

         Income Taxes. The provision for income taxes decreased to $360,000 for fiscal 1996 from $1.5 million for fiscal 1995. The decrease was the result of the payment of the SAIF assessment.

Average Balances, Interest and Average Yields/Cost

         The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances for the year ended September 30, 1995 were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material differences in the information presented.

                                                                      Year Ended September 30,
                                            -----------------------------------------------------------------------------
                                                            1997                                       1996
                                            ----------------------------------           --------------------------------
                                                          Interest                                   Interest
                                            Average       and           Yield/           Average     and           Yield/
                                            Balance       Dividends     Cost             Balance     Dividends     Cost
                                            -------       ---------     ------           -------     ---------     ------
                                                                        (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1)................ $189,689       $ 15,034       7.93%           $178,081    $ 14,038       7.88%
 Mortgage-backed securities...............    8,401            450       5.36              11,192         626       5.59
 Investment securities (3)................   32,397          1,856       5.73              35,684       1,815       5.09
 FHLB stock...............................    2,042            148       7.25               2,042         147       7.20
 Federal funds sold and overnight deposits    5,335            285       5.34               6,317         348       5.51
                                           --------       --------       ----            --------    --------       ----
  Total interest-earning assets...........  237,864         17,773       7.47             233,316      16,974       7.28
                                           --------       --------       ----            --------    --------       ----

 Non-interest-earning assets..............    7,315                                         7,328
                                           --------                                      --------
  Total average assets.................... $245,179                                      $240,644
                                           ========                                      ========

Interest-bearing liabilities (2):
 Passbook accounts........................ $ 11,561            340       2.94            $ 12,270         362       2.95
 NOW and money market accounts............    3,751             89       2.37               3,784          92       2.43
 Certificates of deposit..................  195,853         11,575       5.91             190,572      11,431       6.00
                                           --------       --------       ----            --------    --------       ----
  Total deposits..........................  211,165         12,004       5.68             206,626      11,885       5.75
 FHLB advances............................    3,082            226       7.33               5,000         327       6.54
                                           --------       --------       ----            --------    --------       ----
  Total interest-bearing liabilities......  214,247         12,230       5.71             211,626      12,212       5.77
                                           --------       --------       ----            --------    --------       ----

 Noninterest-bearing liabilities..........    2,759                                         2,570
                                           --------                                      --------

  Total average liabilities...............  217,006                                       214,196
                                           --------                                      --------

 Average equity...........................   28,173                                        26,448
                                           --------                                      --------
  Total average liabilities and equity.... $245,179                                      $240,644
                                           ========                                      ========

 Net interest income......................                $  5,543                                   $  4,762
                                                          ========                                   ========
 Interest rate spread.....................                               1.76%                                      1.51%

 Net interest margin......................                               2.33%                                      2.04%

 Ratio of average interest-earning assets
  to average interest-bearing liabilities.                               1.11x                                      1.10x




                                                      Year Ended September 30,
                                               --------------------------------------
                                                                1995
                                               --------------------------------------
                                                              Interest
                                               Average        and              Yield/
                                               Balance        Dividends        Cost
                                               -------        ---------        ------
                                                      (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1)................     $172,133       $ 13,549          7.87%
 Mortgage-backed securities...............       13,020            749          5.75
 Investment securities (3)................       31,882          1,580          4.96
 FHLB stock...............................        2,042            153          7.49
 Federal funds sold and overnight deposits        2,202            133          6.04
                                               --------       --------          ----
  Total interest-earning assets...........      221,279         16,164          7.30
                                               --------       --------          ----

 Non-interest-earning assets..............        5,632
                                               --------
  Total average assets....................     $226,911
                                               ========
Interest-bearing liabilities (2):
 Passbook accounts........................     $ 13,343            393          2.95
 NOW and money market accounts............        3,751             94          2.51
 Certificates of deposit..................      175,431          9,454          5.39
                                               --------       --------          ----
  Total deposits..........................      192,525          9,941          5.16
 FHLB advances............................        7,812            490          6.27
                                               --------       --------          ----
  Total interest-bearing liabilities......      200,337         10,431          5.21
                                               --------       --------          ----

 Noninterest-bearing liabilities..........        2,091
                                               --------

  Total average liabilities...............      202,428
                                               --------
 Average equity...........................       24,483
                                               --------

  Total average liabilities and equity....     $226,911
                                               ========

 Net interest income......................                    $  5,733
                                                              ========

 Interest rate spread.....................                                         2.09%

 Net interest margin......................                                         2.59%

 Ratio of average interest-earning assets
  to average interest-bearing liabilities.                                         1.10x

----------------------
(1) Loans receivable, net includes Loans held-for-sale and nonaccrual loans. Interest on Loan receivable does not include interest on nonaccrual loans.
(2) Does not include escrow balances.
(3) Yield information does not give affect to changes in fair value that are reflected as a component of equity.

Yields Earned and Rates Paid

         The following table sets forth at the date and for the periods indicated the weighted average yields earned on the Association's assets and the weighted average interest rates paid on the Association's liabilities, together with the net yield on interest-earning assets.


                                                               At                 Years Ended September 30,
                                                           September 30,        ----------------------------
                                                               1997             1997       1996         1995
                                                           -------------        ----       ----         ----
Weighted average yield earned on:
  Loans receivable, net..............................           7.89%            7.93%      7.88%        7.87%
  Mortgage-backed securities.........................           5.30             5.36       5.59         5.75
  Investment securities..............................           6.03             5.73       5.09         4.96
  FHLB stock.........................................           7.24             7.25       7.20         7.49
  Federal funds sold and overnight deposits..........           6.13             5.34       5.51         6.04
    Total interest-earning assets....................           7.53             7.47       7.28         7.30

Weighted average rate paid on:
  Passbook accounts..................................           3.00             2.94       2.95         2.95
  NOW and money market accounts......................           2.27             2.37       2.43         2.51
  Certificates of deposit............................           5.93             5.91       6.00         5.39
    Total average deposits...........................           5.71             5.68       5.75         5.16
  FHLB advances......................................             --             7.33       6.54         6.27
    Total interest-bearing liabilities...............           5.71             5.71       5.77         5.21

Interest rate spread (spread between weighted average
  rate earned on all interest-earning assets and
  paid on all interest-bearing liabilities)..........           1.82             1.76       1.51         2.09

Net interest margin (net interest
 income as a percentage of average
 interest-earning assets)............................                            2.33       2.04         2.59

Rate/Volume Analysis

         The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of the Association. Information is provided with respect: (i) to effects attributable to changes in volume (changes in volume multiplied by prior rate); and (ii) to effects attributable to changes in rate (changes in rate multiplied by prior volume). The net change attributable to the combined impact of volume and rate has been allocated proportionately to the change due to volume and the change due to rate.


                                      Year Ended September 30, 1997               Year Ended September 30, 1996
                                      Compared to September 30, 1996              Compared to September 30, 1995
                                           Increase (Decrease)                        Increase (Decrease)
                                                 Due to                                       Due to
                                      -------------------------------            -------------------------------
                                      Rate       Volume         Total            Rate       Volume         Total
                                      ----       ------         -----            ----       ------         -----
                                                                (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1).......... $   88       $  908       $  996           $    17      $   472      $  489
 Mortgage-backed securities.........    (25)        (151)        (176)              (20)        (103)       (123)
 Investment securities..............    153         (112)          41                42          193         235
 FHLB stock.........................      1           --            1                (6)          --          (6)
 Federal funds sold and
  overnight deposits................    (11)         (52)         (63)              (11)         226          215
                                     ------       ------       ------            ------       ------       ------

Total net change in income
 on interest-earning assets.........    206          593          799                22          788          810
                                     ------       ------       ------            ------       ------       ------

Interest-bearing liabilities:
 Passbook accounts..................     (1)         (21)         (22)               --          (31)         (31)
 NOW and money market
  accounts..........................     (2)          (1)          (3)               (3)           1           (2)
 Certificates of deposit............   (171)         315          144             1,122          855        1,977
                                     ------       ------       ------            ------       ------       ------
   Total average deposits...........   (174)         293          119             1,119          825        1,944
 FHLB advances......................     48         (149)        (101)               22         (185)        (163)
                                     ------       ------       ------            ------       ------       ------

Total net change in expense
 on interest-bearing
 liabilities........................  (126)          144           18             1,141          640        1,781
                                     ------       ------       ------            ------       ------       ------

Net change in net interest
 income............................. $  332       $  449       $  781           $(1,119)      $  148       $ (971)
                                     ======       ======       ======            ======       ======       ======

-------------
(1) Does not include interest on nonaccrual loans.

Asset and Liability Management

         Quantitative Aspects of Market Risk. The Association does not maintain a trading account for any class of financial instrument nor does the Association engage in hedging activities or purchase purchase high-risk derivative instruments. Furthermore, the Association is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Association's interest-earning assets and interest-bearing liabilities, see the tables under "BUSINESS OF THE ASSOCIATION -- Lending Activities -- Maturity of Loan Portfolio," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Time Deposits by Maturities."

         Qualitative Aspects of Market Risk. The Association's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Association has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Association's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions and selling fixed-rate one- to- four family mortgage loans with terms over 15 years. In addition, the Association maintains an investment portfolio of U.S. Government and agency securities with contractual maturities of between one and five years. The Association relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

         In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the OTS, the Association receives a report which measures interest rate risk by modeling the change in NPV (net portfolio value) over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under OTS regulations, an institution with a greater than "normal" level of interest rate risk is subject to a deduction from total capital for purposes of calculating its risk-based capital. The OTS, however, has delayed the implementation of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. The Association is exempt because of its asset size. Based on the Association's regulatory capital levels at September 30, 1997, the Association believes that, if the proposed regulation was implemented at that date, the Association's level of interest rate risk would have caused it to be treated as an institution with greater than "normal" interest rate risk.

         The following table is provided by the OTS and sets forth the change in the Association's NPV at June 30, 1997, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

         Basis Point ("bp")              Estimated Change in
          Change in Rates                Net Portfolio Value
          ---------------                -------------------
                                        (Dollars in thousands)

                  +400                       ($15,494)
                  +300                        (10,826)
                  +200                         (6,391)
                  +100                         (2,645)
                     0                              0
                  (100)                         1,360
                  (200)                         2,285
                  (300)                         3,283
                  (400)                         4,712

         The above table illustrates, for example, that an instantaneous 200 basis point increase in market interest rates at June 30, 1997 would reduce the Association's NPV by approximately $6.4 million, or 20%, at that date.

         Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

         The Association's primary sources of funds are customer deposits, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         The Association must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Association generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At September 30, 1997, cash and cash equivalents totalled $14.7 million, or 5.9% of total assets, and investment securities classified as available-for-sale totalled $8.4 million. At September 30, 1997, the Association also maintained, but did not draw upon, an uncommitted credit facility with the FHLB-Atlanta, which provided for immediately available advances up to an aggregate amount of $32.0 million.

         OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 4.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. The Association's actual liquidity ratio at September 30, 1997 was 19.2%. See "-- Comparison of Financial Condition at September 30, 1997 and 1996" and "BUSINESS OF THE ASSOCIATION -- Investment Activities."

         The Association's primary investing activity is the origination of one-to- four family mortgage loans. During the years ended September 30, 1997, 1996 and 1995, the Association originated $37.0 million, $36.5 million, and $39.4 million of such loans, respectively. At September 30, 1997, the Association had loan commitments totalling $1.4 million, unused lines of credit of $6.3 million and undisbursed loans in process totalling $7.0 million. The Association anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from September 30, 1997 totalled $148.9 million. Historically, the Association has been able to retain a significant amount of its deposits as they mature.

         OTS regulations require the Association to maintain specific amounts of regulatory capital. As of September 30, 1997, the Association complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 11.3%, 11.3% and 23.3%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Year 2000 Issues

         Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Association that could be affected by this problem is provided by a third party service bureau. The Association has contaced its service bureau and has received assurances that the service bureau will properly function in the year 2000. Internally, the Association has determined that certain computer programs must be revised in advance of the year 2000. The Association does not beleive that the costs associated with its actions and those of its vendors will be material to the Association. However, in the event the Association's service bureau is unable to fulfill its contractual obligations to the Association, it could have a significant adverse impact on the financial condition and results of operations of the Association.

Impact of Accounting Pronouncements and Regulatory Policies

         Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Association has not completed an analysis of the potential effects of SFAS No. 123 on its financial condition or results of operations, but expects to use the intrinsic value method upon consummation of the Conversion.

         Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement applies prospectively to transactions occurring after December 31, 1996, and establishes new standards that focus on control whereas, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The adoption of SFAS No. 125 did not have a material impact on the Association's results of operations or financial position.

         Deferral of the Effective Date of Certain Provisions of SFAS No. 125. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers for one year the effective date of portions of SFAS No. 125 that address secured borrowings and collateral for all transactions. Additionally, SFAS No. 127 defers for one year the effective date of transfers of financial assets that are part of repurchase agreements, securities lending and similar transactions.

         Earnings Per Share. SFAS No. 128, "Earnings Per Share," standardizes the international calculation for earnings per share and requires companies with complex capital structures that have publicly held common stock or potential common stock to present both basic and diluted earnings per share on the face of the income statement. SFAS No. 128 becomes effective for periods ending after December 15, 1997.

         Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

         Segment Information. SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" establishes standards for the way public business enterprises report information about operating segments and establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Information required to be disclosed includes segment profit or loss, certain specific revenue and expense items, segment assets and certain other information. This statement is effective for the Holding Company for financial statements issued for the fiscal year ending September 30, 1999.

Effect of Inflation and Changing Prices

         The financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Association's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


                         BUSINESS OF THE HOLDING COMPANY

General

         The Holding Company was organized as a Delaware business corporation at the direction of the Association in November 1997 for the purpose of becoming the holding company for the Association upon completion of the conversion. As a result of the Conversion, the Association will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Association will be owned by the Holding Company.

Business

         Prior to the conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Association. The Holding Company will also hold a note receivable from the ESOP. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Association with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since the Holding Company will only hold the outstanding capital stock of the Association upon consummation of the conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Association. See "BUSINESS OF THE ASSOCIATION -- Competition."

                           BUSINESS OF THE ASSOCIATION

General

         The Association operates as a community oriented financial institution. The Association's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans. The Association emphasizes the origination of adjustable-rate mortgages and generally holds its loans for long-term investment purposes. See "-- Lending Activities."

Market Area

         The Association conducts operations out of its main office in Laurens, South Carolina (in Laurens County) and three branch offices in Upstate South Carolina, Belton (in Anderson County), Ware Shoals (in Greenwood County) and Simpsonville (in Greenville County). Most of the Association's depositors live in the areas surrounding the Association's offices and most of the Association's loans are made to persons in the counties in which its branches are located, as well as in the Columbia, South Carolina metropolitan area.

         Laurens County, with an estimated population of 62,000, is located to the east of the Greenville-Spartanburg-Anderson metropolitan area. Although a rural county, the completion of U.S. Interstate Routes I-26 and I-385 has provided access to the larger population and employment centers of Columbia and Greenville-Spartanburg-Anderson. The Association's Belton and Simpsonville branches are within the Greenville-Spartanburg-Anderson metropolitan area, while the Ware Shoals branch is in a rural area between Laurens and the city of Greenwood. South Carolina's economy, historically dependent on the textile industry, has expanded into a broad variety of employment sectors in recent years as the textile industry has declined. The development of major transportation routes, low cost of living and labor, and aggressive marketing by local and state government have resulted in an increase in industrial development. As a result, the Association's market areas have reported increases in population, households and income in recent years.

         The Association faces intense competition for deposits and loan originations from the many financial institutions conducting business within its market area. See "-- Competition" and "RISK FACTORS -- Competition."

Lending Activities

         General. At September 30, 1997, the Association's total loans receivable portfolio amounted to $192.7 million, or 77.8% of total assets at that date. The Association has traditionally concentrated its lending activities on mortgage loans, with such loans amounting to $191.3 million, or 95.3% of the total loans receivable at September 30, 1997. At that date, $170.3 million, or 84.8% of the Association's total loans receivable had adjustable interest rates. In addition to one- to four-family mortgage loans, the Association originates construction loans, commercial real estate loans, home equity loans and savings account loans. All of the Association's mortgage loan portfolio is secured by real estate, either as primary or secondary collateral, located in South Carolina.

         Loan Portfolio Analysis. The following table sets forth the composition of the Association's loan portfolio (excluding loans held-for-sale) at the dates indicated. The Association had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.


                                                               At September 30,
                                     ---------------------------------------------------------------------
                                            1997                    1996                     1995
                                     -------------------     --------------------     --------------------
                                     Amount      Percent     Amount       Percent     Amount       Percent
                                     ------      -------     ------       -------     ------       -------
                                                        (Dollars in thousands)
Mortgage loans:
 One- to four-family...........     $180,609       90.0%    $173,925       90.4%     $167,092        90.2%
 Builder construction..........        2,601        1.3        3,836        2.0         2,735         1.5
 Commercial....................        8,136        4.0        6,450        3.3         7,573         4.1
                                    --------      -----     --------      -----      --------       -----
   Total mortgage loans........      191,346       95.3      184,211       95.7       177,400        95.8
Savings account loans..........        1,419        0.7        1,146        0.6         1,439         0.8
Home equity loans..............        8,124        4.0        7,050        3.7         6,429         3.4
                                    --------      -----     --------      -----      --------       -----
  Total loans receivable.......      200,889      100.0%     192,407      100.0%      185,268       100.0%
                                                  =====                   =====                     =====

Less:
 Undisbursed loan funds........        6,989                   8,375                    5,995
 Deferred loan origination fees          363                     412                      424
 Allowance for loan losses.....          874                     670                      590
                                     -------                 -------                  -------

  Loans receivable, net........     $192,663                $182,950                 $178,259
                                    ========                ========                 ========


                                                    At September 30,
                                      -------------------------------------------
                                             1994                    1993
                                      ------------------      -------------------
                                      Amount     Percent      Amount      Percent
                                      ------     -------      ------      -------
                                               (Dollars in thousands)
Mortgage loans:
 One- to four-family...........      $151,238      89.9%     $147,968       90.0%
 Builder construction..........         2,763       1.6         1,871        1.1
 Commercial....................         7,536       4.5         7,731        4.7
                                      -------     -----       -------      -----
   Total mortgage loans........       161,537      96.0       157,570       95.8
Savings account loans..........         1,133       0.7         1,444        0.9
Home equity loans..............         5,607       3.3         5,476        3.3
                                      -------     -----       -------      -----
  Total loans receivable.......       168,277     100.0%      164,490      100.0%
                                                  =====                    =====

Less:
 Undisbursed loan funds........         7,584                   4,980
 Deferred loan origination fees           389                     414
 Allowance for loan losses.....           622                     560
                                      -------                 -------
  Loans receivable, net........      $159,682                $158,536
                                     ========                ========

        One- to Four-Family Real Estate Loans. The Association has concentrated its lending activities on the origination of loans secured by first mortgage loans on one- to four-family residences located in South Carolina. At September 30, 1997, $180.6 million, or 90.0%, of the Association's total loan portfolio consisted of such loans. Included in this amount are $8.1 million of construction loans that will convert to permanent mortgage loans after the completion of the construction phase.

        The Association offers ARM loans at rates and terms competitive with market conditions. At September 30, 1997, $154.1 million, or 85.3%, of the Association's one- to four-family real estate loans were subject to periodic interest rate adjustments. Substantially all of the Association's ARM loans are underwritten and documented in accordance with guidelines established by Freddie Mac, even though the Association originates ARM loans primarily for its own portfolio. The Association originates for its portfolio ARM loans which provide for an interest rate that adjusts every year or that is fixed for three or ten years and then adjusts every year after the initial period. The Association's ARM loans generally provide for annual and lifetime interest rate adjustment limits of 1% and 4%, respectively. The Association's ARM loans adjust based on the National Median Cost of Funds Index. This index is a lagging market index, which means that upward adjustments in this index may occur more slowly than changes in the Association's cost of interest-bearing liabilities, especially during periods of rapidly increasing interest-rates. The Association's ARM loans are typically based on a 30-year amortization schedule. The initial rate on most of the Association's ARM loans is .75% to 1% below the fully indexed rate for the loan.

        The Association offers fixed-rate, one- to four-family mortgage loans with maturities ranging from ten to 30 years. These loans are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, they are underwritten and documented in accordance with guidelines established by Freddie Mac. The Association's fixed-rate loans customarily include "due on sale" clauses, which give the Association the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid. In recent years, as part of its asset/liability management, the Association has retained for its portfolio fixed-rate loans with terms of ten to 15 years. The Association determines whether to sell or retain fixed-rate loans with terms of more than 15 years on a case-by-case basis.

        The Association also offers loans to individuals for the construction and acquisition of their personal residence. Such loans are made on the same terms as the Association's one- to four-family mortgage loans, but provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan.

        The Association offers second mortgage loans, although these have become less popular since the introduction of home equity lines of credit. The Association's second mortgage loans have fixed interest rates and terms of up to ten years. At September 30, 1997, the Association had $1.1 million of second mortgage loans included in its one- to four-family mortgage loans.

        Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

        The retention of ARM loans in the Association's loan portfolio helps reduce the Association's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. See "RISK FACTORS -- Risks Associated with ARM Loans." In addition, although ARM loans allow the Association to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations and its use of a lagging market index, the Association has no assurance that yields on ARM loans will be sufficient to offset increases in the Association's cost of funds. The Association believes these risks, which have not had a material adverse effect on the Association to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

        The Association generally requires title insurance insuring the status of its lien or an acceptable attorney's opinion on all loans where real estate is the primary source of security. The Association also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

        The Association's one- to four-family residential mortgage loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Association's Board of Directors, the Association can lend up to 95% of the appraised value of the property securing a one- to- four family residential loan; however, the Association generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property.

        Builder Construction Loans. The Association originates residential construction loans to local home builders, generally with whom it has an established relationship. At September 30, 1997, builder construction loans amounted to $2.6 million, or 1.3% of the Association's total loans receivable.

        The Association's construction loans to builders generally have fixed interest rates and are for a term of one year. Such loans to builders are typically made with a maximum loan to value ratio of 80%. These loans are made either on a pre-sold or speculative (unsold) basis. However, the Association generally limits the number of outstanding loans on unsold homes under construction to individual builders, with the amount dependent on the financial strength of the builder, the present exposure of the builder, the degree of loan concentration and prior sales of homes in the development. At September 30, 1997, the largest amount of construction loans outstanding to one builder was $455,000, all of which was for speculative construction.

        Prior to making a commitment to fund a construction loan, the Association requires an appraisal of the property by a state-licensed and qualified appraiser. The Association's staff or a paid inspector also reviews and inspects each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on percentage of completion.

        Construction lending affords the Association the opportunity to earn higher interest rates with shorter terms to maturity relative to single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Association may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Association may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due.

        The Association has attempted to minimize the foregoing risks by, among other things, limiting its construction lending primarily to residential properties. It is also the Association's general policy to obtain personal guarantees from financially capable parties where the loan is made to a corporation or other legal entity.

        Commercial Real Estate Loans. The Association originates mortgage loans for the acquisition and refinancing of commercial real estate properties. The Association does not actively solicit commercial real estate loans. At September 30, 1997, $8.1 million, or 4.0% of the Association's total loans receivable, consisted of loans secured by existing commercial real estate properties. The majority of the Association's commercial real estate loans are secured by office buildings, churches, retail shops and warehouses, all of which are located in South Carolina. Occasionally, the Association makes land acquisition and development loans. At September 30, 1997, the Association's largest commercial real estate loan was $1.8 million and is secured by improved and unimproved lots in a subdivision near Greenwood, South Carolina.

        Most of the Association's commercial real estate loans have adjustable interest rates and 15-year terms. The Association requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Association, all of which are reviewed by management.

        Commercial real estate lending affords the Association an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by such properties usually are greater in amount and are more difficult to evaluate and monitor, and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Association seeks to minimize these risks by limiting the maximum loan-to-value ratio to 80% and strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. The Association also obtains loan guarantees from financially capable parties based on a review of personal financial statements.

        Savings Account Loans. The Association offers loans secured by savings deposits. At September 30, 1997, savings account loans totalled $1.4 million, or 0.7% of total loans receivable. Generally, such loans are made up to 90% of the amount on deposit at the Association.

        Home Equity Loans. The Association originates home equity loans in the form of lines of credit. At September 30, 1997, the Association had $8.1 million of home equity loans and unused commitments to extend credit under home equity loans of $6.3 million. Most of these loans are made to existing customers. The Association's home equity loans have variable interest rates tied to the prime lending rate. The Association imposes a maximum loan-to-value ratio of 90% after considering both the first and second mortgage loans.

        The Association's home equity loans may have greater credit risk than one- to four-family residential mortgage loans because they are secured by mortgages subordinated to an existing first mortgage on the property, which, in most cases, is held by the Association.

        Maturity of Loan Portfolio. The following table sets forth certain information at September 30, 1997 regarding the dollar amount of loans maturing in the Association's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses.


                                                After           After             After
                                              One Year         3 Years           5 Years
                              Within           Through         Through           Through            Beyond
                             One Year          3 Years         5 Years          10 Years           10 Years            Total
                             --------          -------         -------          --------           --------            -----
                                                                   (In thousands)
Mortgage loans:
  One- to four-family......  $   146            $1,085          $4,888           $18,032            $156,458          $180,609
  Builder construction.....    2,601                --              --                --                  --             2,601
  Commercial...............       --               589           2,088               857               4,602             8,136
Savings account loans......    1,419                --              --                --                  --             1,419
Home equity loans .........    8,124                --              --                --                  --             8,124
                             -------            ------          ------           -------            --------          --------
   Total...................  $12,290            $1,674          $6,976           $18,889            $161,060          $200,889
                             =======            ======          ======           =======            ========          ========


         The following table sets forth the dollar amount of all loans due after September 30, 1998, which have fixed interest rates and have floating or adjustable interest rates.



                                  Fixed-          Floating- or
                                  Rates         Adjustable-Rates
                                  -----         ----------------
                                                 (In thousands)
Mortgage loans:
  One- to- four family.....      $26,348             $154,115
  Builder construction.....           --                   --
  Commercial...............        1,494                6,642
Savings account loans......           --                   --
Home equity loans .........           --                   --
                                --------            ---------
    Total..................      $27,842             $160,757
                                ========            =========

         Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Association the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         Loan Solicitation and Processing. The Association's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Association's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. The Association also uses one mortgage broker in Columbia and one mortgage broker in Greenwood to originate loans. For the year ended September 30, 1997, the Association originated $11.8 million loans, or 26.1% of total originations, through these brokers. All loans originated through these mortgage brokers are underwritten by the Association pursuant to the Association's underwriting guidelines.

         All single-family residential mortgage loans up to $300,000 and all other loans up to $200,000 must be approved by two members of the Association's Loan Committee. All loans in excess of such amounts but below $500,000 must be approved by a committee consisting of the President, two Vice Presidents in charge of lending operations and two outside Directors. All loans of $500,000 or more must be approved by the Association's Board of Directors.

         Loan Originations, Purchases and Sales. While the Association originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans in its primary market area. During the years ended September 30, 1997, 1996 and 1995, the Association originated $45.1 million, $46.3 million and $47.1 million of loans, respectively. Of the $45.1 million of loans originated in the year ended September 30, 1997, $35.8 million, or 79.3%, had adjustable rates of interest.

         In fiscal 1997, the Association began purchasing loans from a mortgage banking company in Greenville, South Carolina. All of the loans purchased in fiscal 1997 were purchased through this company and all of the property securing such loans is located in Upstate South Carolina. These loans are written to Freddie Mac guidelines with all exceptions reviewed and approved by the Association. The Association anticipates that it will continue to purchase loans from time to time to supplement its own originations.

         The Association sells loans in order to manage the interest rate risk associated with holding long-term, fixed-rate mortgages, to enable the Association to offer a wide variety of mortgage products, and to earn origination fees and premiums. In 1995, the Association established a relationship with another financial institution pursuant to which the Association sells fixed-rate, one- to four-family mortgage loans with terms in excess of 15 years. The Association does not retain servicing rights on the loans that it sells.

         The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.



                                                       Years Ended September 30,
                                            -----------------------------------------------
                                            1997                 1996                  1995
                                            ----                 ----                  ----
                                                            (In thousands)
Loans originated:
 Mortgage loans:
  One- to four-family ...................   $37,020            $36,450               $39,444
  Builder construction...................     2,901              5,255                 4,175
  Commercial.............................     1,958              1,739                   543
 Savings account loans...................     1,128                572                 1,079
 Home equity loans.......................     2,139              2,243                 1,871
                                            -------            -------               -------
   Total loans originated................    45,146             46,259                47,112
                                            -------            -------               -------

Loans purchased:
 Mortgage loans:
  One- to four-family....................     2,975                 --                    --
  Builder construction...................        --                 --                    --
  Commercial.............................       541                 --                    --
                                            -------            -------               -------
   Total loans purchased.................     3,516                 --                    --
                                            -------            -------               -------

Loans sold...............................      (479)              (954)                   --

Principal repayments.....................   (35,198)           (42,970)              (26,764)
Transfer to real estate owned............      (996)               (92)                 (185)
Increase (decrease) in other items, net..    (1,231)             2,448                (1,586)
                                            -------            -------               -------

Net increase (decrease) in loans
 receivable, net.........................   $10,758            $ 4,691               $18,577
                                            =======            =======               =======

         Loan Commitments. The Association issues commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval, depending on the type of transaction. At September 30, 1997, the Association had loan commitments (excluding undisbursed portions of interim construction loans of $7.0 million) of $1.4 million and unused lines of credit of $6.3 million. See Note 10 of Notes to the Financial Statements.

         Loan Fees. In addition to interest earned on loans, the Association receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         The Association charges loan origination fees which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. At September 30, 1997, the Association had $363,000 of deferred loan fees. The Association recognized $151,000, $162,000 and $100,000 of deferred loan fees during the years ended September 30, 1997, 1996 and 1995, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

         Nonperforming Assets and Delinquencies. When a borrowers fails to make a required payment on a loan, the Association attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed 15 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made either through additional notices or other means and the Association will attempt to work out a payment schedule. While the Association generally prefers to work with borrowers to resolve such problems, the Association will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

         Loans are placed on nonaccrual status generally if, in the opinion of management, principal or interest payments are not likely in accordance with the terms of the loan agreement, or when principal or interest is past due more than 90 days. Interest accrued but not collected at the date the loan is placed on nonaccrual status is reversed against income in the current period. Loans may be reinstated to accrual status when payments are 90 days or less past due and, in the opinion of management, collection of the remaining past due balances can be reasonably expected.

         The Association's Board of Directors is informed monthly of the amounts of loans delinquent more than 30, 60 and 90 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Association.

         The following table sets forth information with respect to the Association's nonperforming assets and restructured loans within the meaning of SFAS No. 15 at the dates indicated.



                                                                              At September 30,
                                                  ------------------------------------------------------------------------
                                                    1997            1996            1995            1994            1993
                                                    ----            ----            ----            ----            ----
                                                                                   (Dollars in thousands)
Loans accounted for on
 a nonaccrual basis:
 Mortgage loans:
  One- to four-family .......................      $  444          $  679          $  867          $1,010          $1,329
  Builder construction ......................         411             348              40             121             103
  Commercial ................................          33              --              28             187             539
 Savings account loans ......................          --              --              --              --              --
 Home equity loans ..........................          46              --              --              26              16
                                                   ------          ------          ------          ------          ------

       Total of nonaccrual loans ............         934           1,027             935           1,344           1,987

Real estate owned ...........................         410              86             104             388             724
                                                   ------          ------          ------          ------          ------

     Total nonperforming assets .............      $1,344          $1,113          $1,039          $1,732          $2,711
                                                   ======          ======          ======          ======          ======

Restructured loans ..........................        $732            $769            $588            $479            $481
                                                   ======          ======          ======          ======          ======

Nonaccrual loans as a percentage
 of loans receivable, net ...................        0.48%           0.56%           0.52%           0.84%           1.25%

Nonaccrual loans as a percentage
 of total assets ............................        0.38%           0.42%           0.40%           0.63%           0.94%

Nonperforming assets as a
 percentage of total assets .................        0.54%           0.45%           0.44%           0.81%           1.28%

         Interest income that would have been recorded for the year ended September 30, 1997 had nonaccruing loans been current in accordance with their original terms amounted to $85,000. The amount of interest included in interest income on such loans for the year ended September 30, 1997 amounted to $42,000. Interest income that would have been recorded for the year ended September 30, 1997 had restructured loans been current in accordance with their original terms amounted to $60,000, and the amount of interest included in interest income on such loans for that period amounted to $74,000.

         Real Estate Owned. Real estate acquired by the Association as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure. Subsequent to foreclosure, real estate owned is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At September 30, 1997, the Association had $410,000 of real estate owned, which consisted of three single family residences.

         Restructured Loans. Under GAAP, the Association is required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if the Association for economic or legal reasons related to the borrower's financial difficulties grants a concession to the borrowers that the Association would not otherwise consider. A debt restructuring or loan modification for a borrower does not necessarily always constitute a troubled debt restructuring, however, and a troubled debt restructuring does not necessarily result in a nonaccrual loan. The Association had

$732,000 of restructured loans as of September 30, 1997, which consisted of one commercial mortgage loan and six one- to four-family mortgage loans.

         Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Association.

         The aggregate amounts of the Association's classified and special mention assets at the dates indicated were as follows:

                            At September 30,
                          -------------------
                          1997           1996
                          ----           ----
                             (In thousands)
Classified assets:
 Loss................   $  123           $120
 Doubtful............      592            264
 Substandard.........    1,190            881
 Special mention.....    1,072          1,549

         At September 30, 1997, assets classified as loss consisted of one builder construction loan totalling $8,000 and one commercial mortgage loan totalling $115,000; assets classified as doubtful consisted of 14 one- to four-family mortgage loans totalling $592,000; and assets classified as substandard consisted of 21 one- to four-family mortgage loans totalling $668,000 and nine builder construction loans totalling $522,000. At September 30, 1997, assets classified as special mention consisted primarily of one- to four-family mortgage loans that were delinquent more than 60 days.

         Allowance for Loan Losses. In originating loans, the Association recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's periodic evaluation of such factors as the delinquency status of loans, current economic conditions, the net realizable value of the underlying collateral and prior loan loss experience.

         At September 30, 1997, the Association had an allowance for loan losses of $874,000. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Association believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Association's loan portfolio, will not request the Association to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Association's financial condition and results of operations.

         The following table sets forth an analysis of the Association's allowance for loan losses.

                                                                                    Years Ended September 30,
                                                                   --------------------------------------------------------
                                                                   1997        1996         1995         1994          1993
                                                                   ----        ----         ----         ----          ----
                                                                                   (Dollars in thousands)
Allowance at beginning of period .............................     $670        $590         $622         $560          $525
Provision for loan losses ....................................      337          (7)          47           62            35
Recoveries:
 Mortgage loans:
  One- to four-family ........................................       --          --           --           --            --
  Builder construction .......................................       --          --           --           --            --
  Commercial .................................................       --         115           --           --            --
 Savings account loans .......................................       --          --           --           --            --
 Home equity loans ...........................................       --          --           --           --            --
                                                                  -----       -----        -----         ----          ----
    Total recoveries .........................................       --         115           --           --            --
                                                                  -----       -----        -----         ----          ----

Charge-offs:
 Mortgage loans:
  One- to four-family ........................................       --          28           --           --            --
  Builder construction .......................................       --          --           --           --            --
  Commercial .................................................      133          --           79           --            --
 Savings account loans .......................................       --          --           --           --            --
 Home equity loans ...........................................       --          --           --           --            --
                                                                  -----       -----        -----         ----          ----
    Total charge-offs ........................................      133          28           79           --            --
                                                                  -----       -----        -----         ----          ----
    Net charge-offs ..........................................      133         (87)          79           --            --
                                                                  -----       -----        -----         ----          ----
    Balance at end of period .................................     $874        $670         $590         $622          $560
                                                                  =====       =====        =====         ====          ====


Allowance for loan losses as a percentage
 of total loans outstanding at the end of
 the period ..................................................     0.44%       0.35%        0.32%        0.37%         0.34%

Net charge-offs (recoveries) as a percentage of average
 loans outstanding during the period .........................     0.07%      (0.05%)       0.05%        0.00%         0.00%

Allowance for loan losses as a percentage of
 nonperforming loans at end of period ........................    93.58%      65.24%       63.10%       46.28%        28.18%

         For additional discussion regarding the provisions for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended September 30, 1997 and 1996 -- Provision for Loan Losses," and "-- Comparison of Operating Results for the Years Ended September 30, 1996 and 1995 -- Provision for Loan Losses."

         The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                                                  At September 30,
                                          ------------------------------------------------------------------------------------------
                                                   1997                      1996                     1995                      1994
                                          -----------------------   -----------------------   ----------------------   -------------
                                                      Percent                   Percent                  Percent
                                                      of Loans                  of Loans                 of Loans
                                                      in Category               in Category              in Category
                                                      to Total                  to Total                 to Total
                                          Amount      Loans         Amount      Loans         Amount      Loans         Amount
                                          ------      -----         ------      -----         ------      -----         ------
                                                                         (Dollars in thousands)
Mortgage loans:
 One- to four-family................      $668          90.0%        $452        90.4%         $540        90.2%         $486
 Builder construction...............        42           1.3           26         2.0             8         1.5            12
 Commercial.........................       138           4.0          175         3.3            19         4.1           111
Savings account loans...............        --           0.7           --         0.6            --         0.8            --
Home equity loans...................        26           4.0           17         3.7            23         3.4            13
Unallocated.........................        --           N/A           --         N/A            --         N/A            --
                                          ----         -----         ----       -----          ----       -----          ----
   Total allowance for loan losses..      $874         100.0%        $670       100.0%         $590       100.0%         $622
                                          ====         =====         ====       =====          ====       =====          ====


                                                  At September 30,
                                     ------------------------------------------
                                         1994                 1993
                                     -------------   --------------------------
                                       Percent                     Percent
                                       of Loans                    of Loans
                                       in Category                 in Category
                                       to Total                    to Total
                                       Loans          Amount       Loans
                                       -----          ------       -----

Mortgage loans:
 One- to four-family................    89.9%          $450           90.0%
 Builder construction...............     1.6              9            1.1
 Commercial.........................     4.5             89            4.7
Savings account loans...............     0.7             --            0.9
Home equity loans...................     3.3             12            3.3
Unallocated.........................     N/A             --            N/A
                                       -----           ----          -----
   Total allowance for loan losses..   100.0%          $560          100.0%
                                       =====           ====          =====

Investment Activities

         The Association is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Atlanta, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Association may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Association are also required to maintain an investment in FHLB stock. The Association is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

         SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. The Association does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity.

         The Association's investment policies limit investments to U.S. Government and agency securities, Federal Funds and overnight deposits and mortgage-backed securities. The Association's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Association's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Association's credit and interest rate risk and risk-based capital is also considered.

         The Association purchases investment securities to provide for necessary liquidity for day-to-day operations. The Association also purchases investment securities when investable funds exceed loan demand. In recent years, the Association's investment securities purchases have been limited to U.S. Government and agency securities with contractual maturities of up to five years. Depending on loan demand, the Association may consider increasing its investment in mortgage-backed securities after the conversion.

         The following table sets forth the amortized cost and fair value of the Association's securities, by accounting classification and by type of security, at the dates indicated.


                                                                                  At September 30,
                                                 -----------------------------------------------------------------------------------
                                                           1997                         1996                          1995
                                                 -----------------------       -----------------------       -----------------------
                                                 Amortized        Fair         Amortized        Fair         Amortized         Fair
                                                   Cost           Value          Cost           Value          Cost           Value
                                                 ---------       -------       ---------       -------       ---------       -------
                                                                                   (In thousands)
Available for sale:
Investment securities:
  U.S. Treasury obligations ..............        $ 2,010        $ 2,008        $ 7,536        $ 7,472        $10,061        $ 9,944
  U.S. Government Agency
    obligations ..........................          3,996          3,976          7,841          7,761             --             --
Freddie Mac common stock .................             57          2,406             57          1,666             57          1,180
                                                  -------        -------        -------        -------        -------        -------
      Total available for sale ...........          6,063          8,390         15,434         16,899         10,118         11,124
                                                  -------        -------        -------        -------        -------        -------

Held to maturity:
Investment securities:
  U.S. Government Agency
    obligations ..........................         15,988         15,954         20,993         20,778         18,699         18,349
Mortgage-backed securities:
  Fannie Mae .............................            788            781          1,142          1,117          1,455          1,423
  Freddie Mac ............................          5,877          5,854          8,584          8,467         10,534         10,363
                                                  -------        -------        -------        -------        -------        -------
      Total held to maturity .............         22,653         22,589         30,719         30,362         30,688         30,135
                                                  -------        -------        -------        -------        -------        -------

      Total ..............................        $28,716        $30,979        $46,153        $47,261        $40,806        $41,259
                                                  =======        =======        =======        =======        =======        =======


         The following table sets forth certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of the Association's debt securities and mortgage-backed securities at September 30, 1997. U.S. Treasury obligations and certain U.S. Government agency obligations are exempt from state taxation. Their yields, however, have not been computed on a tax equivalent basis for purposes of the table.


                                           Less Than                 One to
                                           One Year                Five Years                  Totals
                                      -----------------        ------------------       ---------------------
                                                 Weighted                  Weighted                  Weighted
                                    Amortized    Average     Amortized     Average    Amortized       Average
                                      Cost        Yield        Cost         Yield       Cost           Yield
                                    ---------    --------    ---------     --------   ---------      --------
                                                              (Dollars in thousands)
Available for sale:
Investment securities:
  U.S. Treasury obligations....     $  501        6.03%      $ 1,509         5.44%    $ 2,010           5.52%
  U.S. Government Agency
    obligations................      2,496        5.30         1,500         5.46       3,996           5.36
                                    ------                    ------                   ------
      Total available for sale.      2,997        6.49         3,009         5.45       6,006           5.41
                                    ------                    ------                   ------

Held to maturity:
Investment securities:
  U.S. Government Agency
    obligations................      2,002        5.09        13,986         6.16      15,988           6.07
Mortgage-backed securities:
  Fannie Mae...................         --          --           788         5.75         788           5.75
  Freddie Mac..................      3,574        5.39         2,303         5.06       5,877           5.21
                                    ------                    ------                   ------
      Total held to maturity...      5,576        5.26        17,077         5.99      22,653           5.88
                                    ------                    ------                   ------

      Total....................     $8,573        5.82       $20,086         5.91     $28,659           5.89
                                    ======                   =======                  =======

Deposit Activities and Other Sources of Funds

         General. Deposits are the major external source of funds for the Association's lending and other investment activities. In addition, the Association also generates funds internally from loan principal repayments and prepayments and maturing investment and mortgage-backed securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the FHLB-Atlanta may be used to compensate for reductions in the availability of funds from other sources. Presently, the Association has no other borrowing arrangements.

         Deposit Accounts. A substantial number of the Association's depositors reside in South Carolina. The Association's deposit products include NOW accounts, money market accounts, regular passbook savings, and term certificate accounts. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. The Association reviews its deposit mix and pricing weekly. The Association does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit. To attract larger deposits, from time to time the Association has paid bonus rates on large deposits.

         The Association believes it is competitive in the interest rates it offers on its deposit products. The Association does not seek to pay the highest deposit rates but a competitive rate. The Association determines the rates paid based on a number of conditions, including rates paid by competitors, the Association's interest rate spread, loan demand and deposit balances.

         In the unlikely event the Association is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

         The following table sets forth information concerning the Association's time deposits and other interest-bearing deposits at September 30, 1997.


Weighted                                                                                                Percentage
Average                                                                Minimum                          of Total
Interest Rate  Term                 Checking and Savings Deposits      Amount       Balance             Deposits
-------------  ----                 -----------------------------      ------       -------             --------
                                                                                 (In thousands)

3.00%          None                 Passbook accounts               $   200       $ 11,423                5.3%
2.03           None                 NOW accounts                        250          2,833                1.3
3.00           None                 Money market deposit accounts     2,500            939                0.4

                                    Certificate Accounts
                                    --------------------

5.44           Within 6 months      Fixed term, fixed rate            2,500         91,350               42.5
5.83           7 - 12 months        Fixed term, fixed rate            2,500         57,509               26.7
6.11           13 - 36 months       Fixed term, fixed rate              500         48,943               22.7
5.96           37 - 60 months       Fixed term, fixed rate              500          2,415                1.1
                                                                                  --------              -----
                                    TOTAL                                         $215,412              100.0%
                                                                                  ========              =====

         The following table indicates the amount of the Association's jumbo certificate accounts by time remaining until maturity as of September 30, 1997. Jumbo certificate accounts have principal balances of $100,000 or more.

                                               Certificate
               Maturity Period                  Accounts
               ---------------                 -----------
                                             (In thousands)
Three months or less...............             $ 7,069
Over three through six months......                  --
Over six through 12 months.........               4,715
Over 12 months.....................              28,473
                                               --------
     Total.........................             $40,257
                                               ========

         Deposit Flow. The following table sets forth the balances (inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Association between the dates indicated.


                                                                         At September 30,
                                           ------------------------------------------------------------------------------
                                                       1997                          1996                     1995
                                           ----------------------------   ----------------------------   ----------------
                                                      Percent                       Percent                      Percent
                                                        of   Increase                 of    Increase                of
                                            Amount    Total  (Decrease)   Amount    Total   (Decrease)   Amount   Total
                                            ------    -----  ----------   ------    -----   ----------   ------   -----
                                                                                      (Dollars in Thousands)
Passbook accounts.....................     $ 11,423     5.3%   $(444)    $ 11,867    5.6%    $(608)     $12,475    6.2%
NOW and money market accounts.........        3,772     1.7     (149)       3,921    1.9       255        3,666    1.8
Fixed-rate certificate accounts which
 mature in the year ending:
  Within 1 year.......................      148,859    69.1   39,787      109,072   52.0   (18,637)     127,709   63.4
  After 1 year, but within 2 years....       41,284    19.2  (18,054)      59,338   28.3    34,110       25,228   12.5
  After 2 years, but within 5 years...       10,074     4.7  (15,458)      25,532   12.2    (6,863)      32,395   16.1
                                           --------   -----  --------    --------  -----   --------    --------  -----

     Total............................     $215,412   100.0%  $5,682     $209,730  100.0%   $8,257     $201,473  100.0%
                                           ========   =====   ======     ========  =====    ======     ========  =====

         Time Deposits by Rates. The following table sets forth the amount of time deposits in the Association categorized by rates at the dates indicated.

                                               At September 30,
                               ----------------------------------------------
                               1997                  1996                1995
                               ----                  ----                ----
                                               (In thousands)
3.01 - 4.00%........         $  5,575             $  6,826           $  3,262
4.01 - 5.00%........            1,218                2,216             17,716
5.01 - 6.00%........           95,528               97,960             59,427
6.01 - 7.00%........           92,245               81,430             98,864
7.01 - 8.00%........            5,651                5,510              5,958
8.01 - 9.00%........               --                   --                105
                             --------             --------           ---------
  Total.............         $200,217             $193,942           $185,332
                             ========             ========           =========

         Time Deposits by Maturities. The following table sets forth the amount of time deposits in the Association categorized by maturities at September 30, 1997.

                                                             Amount Due
                           --------------------------------------------------------------------------------
                           Less Than        1-2           2-3             3-4         After
                           One Year        Years         Years           Years       4 Years        Total
                           --------        -----         -----           -----       -------        -----
                                                            (In thousands)

3.01 - 4.00%.......        $  5,575       $    --        $   --          $   --          $ --      $  5,575
4.01 - 5.00%.......           1,218            --            --              --            --         1,218
5.01 - 6.00%.......          73,227        18,886         2,257             872           286        95,528
6.01 - 7.00%.......          64,327        22,298         4,363             974           283        92,245
7.01 - 8.00%.......           4,512           100         1,039              --            --         5,651
                           --------       -------        ------          ------          ----      --------
  Total............        $148,859       $41,284        $7,659          $1,846          $569      $200,217
                           ========       =======        ======          ======          ====      ========

         Deposit Activity. The following table sets forth the deposit activity of the Association for the periods indicated.

                                                     Years Ended September 30,
                                            ----------------------------------------
                                            1997              1996             1995
                                            ----              ----             ----
                                                         (In thousands)

Beginning balance..................        $209,730          $201,473          $189,922
                                           --------          --------          --------

Net deposits (withdrawals)
  before interest credited.........          (3,430)             (821)            3,963
Interest credited..................           9,112             9,078             7,588
                                           --------          --------          --------

Net increase in deposits...........           5,682             8,257            11,551
                                           --------          --------          --------

Ending balance.....................        $215,412          $209,730          $201,473
                                           ========          ========          ========

         Borrowings. The Association has the ability to use advances from the FHLB-Atlanta to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Atlanta functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Atlanta, the Association is required to own capital stock in the FHLB-Atlanta and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government or agencies thereof) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

         The following table sets forth certain information regarding the Association's use of FHLB advances during the periods indicated.


                                                     Years Ended September 30,
                                            -----------------------------------------
                                            1997              1996             1995
                                            ----              ----             ----
                                                      (Dollars in thousands)

Maximum balance at any month end.......     $5,000            $5,000           $13,250
Average balance........................      3,082             5,000             7,812
Year end balance.......................         --             5,000             5,000
Weighted average interest rate:
  At end of year.......................         --              6.54%             6.54%
  During the year......................       7.33%             6.54%             6.27%

Competition

         The Association faces intense competition in its primary market area for the attraction of deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for deposits has historically come from commercial banks, credit unions, other thrifts operating in its market area, and other financial institutions, such as brokerage firms and insurance companies. Particularly in times of high interest rates, the Association has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Association's competition for loans comes from commercial banks, thrift institutions, credit unions and mortgage bankers. Such competition for deposits and the origination of loans may limit the Association's growth in the future. See "RISK FACTORS -- Competition."

Subsidiary Activities

         Under OTS regulations, the Association generally may invest up to 3% of its assets in service corporations, provided that at least one-half of investment in excess of 1% is used primarily for community, inner-city and community development projects. The Association does not have any subsidiaries.

Properties

         At September 30, 1997, the net book value of the Association's properties (including land and buildings), fixtures, furniture and equipment was $4.3 million. The following table sets forth certain information regarding the Association's offices at September 30, 1997, all of which are owned.

                                                          Approximate
Location                             Year Opened         Square Footage          Deposits
--------                             -----------         --------------          --------
                                                                              (In thousands)

Main Office                             1995(1)             24,500               $104,187
201 West Main Street
Laurens, SC  29360

Belton Office                           1962                 1,800                 63,380
208 Anderson Street
Belton, SC  29627

Ware Shoals Office                      1968                 1,444                 23,570
81 North Greenwood Avenue
Ware Shoals, SC  29692

Simpsonville Office                     1977                 3,668                 24,275
514 North Main Street
Simpsonville, SC  29681

-------------------
(1) The Association occupied a smaller facility at the same location from 1955 to 1995.

Personnel

         As of September 30, 1997, the Association had 35 full-time and four part-time employees, none of whom is represented by a collective bargaining unit. The Association believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving the Association, such as claims to enforce liens, condemnation proceedings on properties in which the Association holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Association's business. The Association is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Association.

                       MANAGEMENT OF THE HOLDING COMPANY

         Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of five persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. John H. Lake and G. Edwin Owings, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Aaron H. King and J. Riley Bailes, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Mr. J. Edward Wells, has a term of office expiring at the third annual meeting of stockholders.

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

Name                            Position
----                            --------

J. Edward Wells                 Chairman of the Board, President,
                                  Chief Executive Officer, and Secretary
Edwin I. Shealy                 Chief Financial Officer and Treasurer


         Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Initially, no separate compensation will be paid for service as an executive officer of the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE ASSOCIATION -- Biographical Information."


                         MANAGEMENT OF THE ASSOCIATION

Directors and Executive Officers

         The Board of Directors of the Association is presently composed of five members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Association. The executive officers of the Association are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Association.

                                   Directors
                                                                              Current
                                                                  Director    Term
Name                   Age (1)     Position with Association      Since       Expires
----                   -------     -------------------------      -------     -------

John H. Lake             69        Director                       1977        1999
G. Edwin Owings          84        Director                       1949        1999
Aaron H. King            73        Director                       1972        2000
J. Riley Bailes          58        Director                       1986        2000
J. Edward Wells          58        President, Chief Executive     1971        2001
                                     Officer and Director

                    Executive Officers Who Are Not Directors

Name                   Age (1)     Position with Association
----                   -------     -------------------------

Edwin I. Shealy          50        Chief Financial Officer and Treasurer
James H. Wasson          53        Vice President and Secretary
John M. Swofford         52        Vice President
Will B. Ferguson         40        Vice President

-----------------
(1)  As of September 30, 1997.

Biographical Information

         Set forth below is certain information regarding the Directors and executive officers of the Association. Unless otherwise stated, each Director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the Directors or executive officers, except that Mr. Wasson is the first cousin of Mr. Wells' wife.

         J. Edward Wells is the President and Chief Executive Officer of the Association, positions he has held since 1972. Mr. Wells joined the Association in 1967.

         Aaron H. King retired as Senior Vice President and Branch Manager of the Association in 1996 after 34 years with the Association.

         J. Riley Bailes is the retired owner of a retail clothing store in Laurens, South Carolina.

         John H. Lake is a retired dentist.

         G. Edwin Owings is the retired owner of Laurens Lumber Co. in Laurens, South Carolina.

         Edwin I. Shealy is the Chief Financial Officer and Treasurer of the Association, positions he has held since 1990.

         John M. Swofford is a Vice President of the Association and manager of the Association's Laurens branch, positions he has held since 1988. From 1976 to 1988, Mr. Swofford served as the manager of the Association's Simpsonville branch.

         James H. Wasson, Jr. is Secretary and Vice President of the Association responsible for mortgage lending, positions he has held since 1977. Mr. Wasson has been employed by the Association since 1968.

         Will B. Ferguson is a Vice President of the Association, a position he has held since 1995. Mr. Ferguson has been employed by the Association since 1984.

Meetings and Committees of the Board of Directors

         The business of the Association is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended September 30, 1997, the Board of Directors held 13 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

         The Audit Committee, consisting of the non-employee members of the Board of Directors, receives and reviews all reports prepared by the Association's external auditor. The Audit Committee met one time during the year ended September 30, 1997.

         The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors. The full Board of Directors met once in its capacity as Nominating Committee during the year ended September 30, 1997.

Directors' Compensation

         Fees. Directors of the Association receive a monthly retainer and a monthly attendance fee. First term members receive a retainer of $425 and attendance fee of $425. Second term members receive a retainer of $475 and attendance fee of $475. For subsequent terms, directors receive a retainer of $625 and attendance fee of $625. No additional fees are paid for service on committees. If the Board of Directors declares a bonus for employees, then each Director who is not also an employee receives a bonus based on their annual remuneration and computed at the same rate as the employee bonus. For the year ended September 30, 1997, the Association paid an aggregate of $1,800 in bonuses to non-employee Directors. Following consummation of the conversion, directors' fees will continue to be paid by the Association and, initially, no separate fees are expected to be paid for service on the Holdings Company's Board of Directors.

Executive Compensation

         Summary Compensation Table. The following information is furnished for Mr. Wells for the year ended September 30, 1997. No other executive officer of the Association received salary and bonus of $100,000 or more during the year ended September 30, 1997.

                                          Annual Compensation(1)
                         -----------------------------------------------------
Name and                                                       Other Annual        All Other
Position                 Year      Salary        Bonus         Compensation(2)     Compensation
--------                 ----      ------        -----         ---------------     ------------

J. Edward Wells          1997      $145,052       $4,372         $1,698            $21,754(3)
President and Chief
Executive Officer

-----------------
(1) Compensation information for the years ended September 30, 1996 and 1995 has been omitted as the Association was not a public company nor a subsidiary thereof at such time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3) Consists of $5,824 contribution to 401(k) plan, $14,560 contribution to money purchase pension plan and $1,370 of life insurance premiums.

         Employment Agreement. In connection with the conversion, the Holding Company and the Association (collectively, the "Employers") plan to enter into a three-year employment agreement ("Employment Agreement") with Mr. Wells. Under the Employment Agreement, the initial salary level for Mr. Wells will be $________ which amount will be paid by the Association and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreement, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by Mr. Wells if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that Mr. Wells' employment is terminated without cause or upon Mr. Wells' voluntary termination following the occurrence of an event described in the preceding sentence, the Association would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

         The Employment Agreement also provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Wells is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the Employment Agreements is 2.99 times Mr. Wells' average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreement provides that the value of the maximum benefit may be distributed, at Mr. Wells' election, (i) in the form of a lump sum cash payment equal to 2.99 times Mr. Wells' base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at September 30, 1997 and that Mr. Wells elected to receive a lump sum cash payment, he would have been entitled to a payment of approximately $427,000. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

         The Employment Agreement restrict Mr. Wells' right to compete against the Employers for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

         Severance Agreements. In connection with the conversion, the Holding Company and the Association plan to enter into severance agreements with Mr. Shealy, the Holding Company's Chief Financial Officer and the Association's Treasurer and Chief Financial Officer, and Messrs. Swofford, Wasson and Ferguson, each a Vice President of the Association. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the four severance agreements will have an initial term of two years.

         The severance agreements will provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding

Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         Assuming that a change in control had occurred at September 30, 1997, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to the four officers would have been approximately $417,000.

         Employee Severance Compensation Plan. In connection with the conversion, the Board of Directors of the Association intends to adopt the Severance Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Association. In general, all employees (except for officers who enter into separate employment or severance agreements with the Holding Company and the Association) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Association, eligible employees, other than officers of the Association, who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance
Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Association. However, the maximum payment for any eligible employee would be equal to 52 weeks of their current compensation. The Severance Plan also provides that employees who have not met the three year service requirement for participation would receive a payment equal to two weeks' compensation. Assuming that a change in control had occurred at September 30, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $529,000.

Benefits

         General. The Association currently pays 100% of the premiums for medical, dental, life and disability insurance benefits for full-time employees, subject to certain deductibles.

         401(k) Plan. The Association maintains the Heritage Federal Savings & Loan Association 401(k) Plan ("401(k) Plan") for the benefit of eligible employees of the Association. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Association who have completed six months of service and who have attained age 21 are eligible to participate in the 401(k) Plan on the January 1 next following the date such requirements are satisfied. Participants may contribute up to 10% of their annual compensation to the 401(k) Plan through a salary reduction election. The Association matches participant contributions on a discretionary basis.

         In addition to employer matching contributions, the Association may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. Participants are at all times 100% vested in all salary reduction contributions and employer matching and profit-sharing contributions. For the year ended September 30, 1997, the Association incurred total contribution-related expenses of $43,000 in connection with the 401(k) Plan.

         The Association formerly maintained a money purchase pension plan for the benefit of eligible officers and employees. The money purchase pension plan was merged with the 401(k) Plan effective December 31, 1997.

         Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their 401(k) Plan account balance to purchase shares of the Holding Company's common stock. A participant in the 401(k) Plan who elects to purchase common stock in the conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

         Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Association of an ESOP for employees of the Association to become effective upon the completion of the conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Association who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the ESOP.

         In order to fund the purchase of up to 8% of the common stock to be issued in the conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the common stock. The loan to the ESOP will be repaid principally from the Association's contributions to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 15-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the common stock issued in the conversion, such additional shares will be acquired following the conversion through open market purchases.

         In any plan year, the Association may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         Participants will vest in their accrued benefits under the ESOP at the rate of ___% per year, beginning upon the completion of ____ years of participation. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Association's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         It is anticipated that Messrs. _____, _____ and _____ will be appointed by the Board of Directors of the Association to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

         Pursuant to Statement of Position 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended September 30, 1997 and 1996.

         If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

         The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Association intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Association expects that a favorable determination letter will be received by the ESOP.

         Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

         The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Association. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

         A number of authorized shares of common stock equal to 10% of the number of shares of common stock issued in connection with the conversion will be reserved for future issuance under the Stock Option Plan (402,500 shares based on the issuance of 4,025,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of common stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of common stock outstanding.

         The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

         Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

         It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

         Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

         Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

         Management Recognition Plan. Following the conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Association, subject to shareholder approval. The MRP will enable the Holding Company and the Association to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Association. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the conversion.

         The MRP expects to acquire a number of shares of the Holding Company's common stock equal to 4% of the common stock issued in connection with the conversion (161,000 shares based on the issuance of 4,025,000 shares in the conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Association to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

         A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Association to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of common stock will revert to the Holding Company.

         Shares of common stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the MRP is implemented within the first year following consummation of the conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Association to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Association.

         A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

         Although no specific award determinations have been made at this time, the Holding Company and the Association anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Association

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Association's policy is not to make any new loans or extensions of credit to the Association's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Association's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Association to its executive officers and directors was $383,000 at September 30, 1997, or approximately 0.5% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).

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

                                  REGULATION

General

     The Association is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Association's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Association's mortgage documents. The Association must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Association's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Association and its operations.

Federal Regulation of Savings Associations

     Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Association, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in the FHLB-Atlanta in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or
(ii) 1/20 of its advances (i.e., borrowings) from the FHLB-Atlanta. The Association is in compliance with this requirement with an investment in FHLB-Atlanta stock of $2.0 million at September 30, 1997. Among other benefits, the FHLB-Atlanta provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Atlanta.

     Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the SAIF. As insurer of the Association's deposits, the FDIC has examination, supervisory and enforcement authority over the Association.

     The Association's accounts are insured by the SAIF to the maximum extent permitted by law. The Association pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

     Pursuant to the Deposit Insurance Funds Act ("DIF Act"), which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Association, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Association.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Association.

     Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 4.0%) of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     Prompt Corrective Action. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%,

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

has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At September 30, 1997, the Association was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Association fails to meet any standard prescribed by the Guidelines, the agency may require the Association to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject

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

to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At September 30, 1997, the Association was in compliance with the QTL test.

     Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

     Savings associations also must maintain "tangible capital" not less than 1.5% of the Association's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

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

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and
                               ----
outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Association's historical amounts and percentages at September 30, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

     Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Association to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully
                           ----
phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

     The Association currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

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

     Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Association's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At September 30, 1997, the Association's regulatory limit on loans to one borrower was $4.2 million. At September 30, 1997, the Association's largest aggregate amount of loans to one borrower was $1.8 million.

     Activities of Associations and Their Subsidiaries. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings
association were a Federal Reserve member bank.   A savings and loan holding
company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Association to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

     The Association's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Association may make to such persons based, in part, on the Association's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     Community Reinvestment Act. Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

Savings and Loan Holding Company Regulations

     Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     Qualified Thrift Lender Test. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.


                                    TAXATION

Federal Taxation

     General. The Holding Company and the Association will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Association's reserve for bad debts discussed below.

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

The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Association or the Holding Company.

     Bad Debt Reserve. Historically, savings institutions such as the Association which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Association's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Association's actual loss experience, or a percentage equal to 8% of the Association's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Association's loss experience, the Association generally recognized a bad debt deduction equal to 8% of taxable income.

     In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Association has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Association's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Association is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     Distributions. To the extent that the Association makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Association's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Association's taxable income. Nondividend distributions include distributions in excess of the Association's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Association's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Association's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the conversion, the Association makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Association. The Association does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss

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

carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Association's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Association, whether or not an Alternative Minimum Tax is paid.

     Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Association as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Association will not file a consolidated tax return, except that if the Holding Company or the Association owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     Audits. The Association's federal income tax returns have not been audited within the past five years.

State Taxation

     South Carolina. The provisions of South Carolina tax law mirror the Code, with certain modifications, as it relates to savings and loan associations. The Association is subject to South Carolina income tax at the rate of 6%. This rate of tax is imposed on savings and loan associations in lieu of the general state business corporation income tax. The Association's state income tax returns have not been audited within the last five years.

     Delaware. As a Delaware holding company not earning income in Delaware, the Holding Company is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

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                                 THE CONVERSION

     The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote thereon and to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion.

General

     On September 10, 1997, the Board of Directors of the Association unanimously adopted the Plan of Conversion, which was subsequently amended on November 19, 1997, pursuant to which the Association will be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Delaware corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Association's Proxy Statement and is available to members of the Association upon request. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the Association entitled to vote on the matter at a Special Meeting called for that purpose to be held on ___________, 1998, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     The conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Association. As part of the conversion, the Association will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of common stock by the Holding Company.

     The Plan of Conversion provides generally that: (i) the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank; (ii) the common stock will be offered by the Holding Company in the Subscription Offering to persons having subscription rights; (iii) if necessary, shares of common stock not subscribed for in the Subscription Offering will be offered in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community, and then to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Association to be issued in connection with the conversion. The conversion will be effected only upon completion of the sale of at least $44,625,000 of common stock to be issued pursuant to the Plan of Conversion.

     As part of the conversion, the Holding Company is making a Subscription Offering of its common stock to holders of subscription rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of June 30, 1996); (ii) the Association's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1997); and (iv) Other Members (depositors of the Association as of ____ __, 1998 and borrowers of the Association with loans outstanding as of October 21, 1997 which continue to be outstanding as of ____ __, 1998).

     Shares of common stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering. The Direct Community Offering, if one is held, is expected to begin immediately after the expiration of the Subscription Offering, but may begin at any time during the Subscription Offering. Shares of common stock not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Association or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Association will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The

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

Plan of Conversion provides that the conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Association.

     No sales of common stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offering unless the Plan of Conversion is approved by the members of the Association.

     The completion of the offering, however, is subject to market conditions and other factors beyond the Association's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Association as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the common stock. In the event the conversion is terminated, the Association would be required to charge all Conversion expenses against current income.

     Orders for shares of common stock will not be filled until at least 2,975,000 shares of common stock have been subscribed for or sold and the OTS approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Association's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Association's passbook rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

     The Board of Directors and management believe that the conversion is in the best interests of the Association, its members and the communities it serves. The Association's Board of Directors has formed the Holding Company to serve as a holding company, with the Association as its subsidiary, upon the consummation of the conversion. By converting to the stock form of organization, the Holding Company and the Association will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of the Association believes that the conversion offers a number of advantages which will be important to the future growth and performance of the Association. The capital raised in the conversion is intended to support the Association's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The conversion is also expected to afford the Association's management, members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Association. The conversion will also enable the Holding Company and the Association to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. The Association, as a mutual savings and loan association, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Association

     Voting Rights. Savings members and borrowers will have no voting rights in the converted Association or the Holding Company and therefore will not be able to elect directors of the Association or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Association. Subsequent

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

to the conversion, voting rights will be vested exclusively in the Holding Company with respect to the Association and the holders of the common stock as to matters pertaining to the Holding Company. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of common stock owned.

     Savings Accounts and Loans. The Association's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Association.

     Tax Effects. The Association has received an opinion from Breyer & Aguggia, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that:

     (i) no gain or loss will be recognized to the Association in its mutual or stock form by reason of the conversion;

     (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Association immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Association in its mutual form plus interest in the liquidation account;

     (iii) the tax basis of account holders' accounts in the Association immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

     (iv) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     (v) the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and

     (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of subscription rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Association, whose findings are not binding on the IRS, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. The Association could also recognize a gain on the distribution of such subscription rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

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

     The Association has also received an opinion from Deloitte & Touche LLP, Greenville, South Carolina, that, assuming the conversion does not result in any federal income tax liability to the Association, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any South Carolina income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Deloitte & Touche LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Association in its present mutual form, each depositor in the Association would receive a pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in the Association at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in the Association, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Association. However, pursuant to OTS regulations, the Association shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Association subsequent to the conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Association subsequent to June 30, 1996, or December 31, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to June 30, 1996 or December 31, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on June 30, 1996 or December 31, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Association (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Association is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

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

     In the unlikely event the Association is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Association.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the Subscription Offering. The amount of the common stock which these parties may purchase will be subject to the availability of the common stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Association as of June 30, 1996 will receive nontransferable subscription rights to subscribe for up to the greater of $330,000 of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription rights received by officers and directors in this category based on their increased deposits in the Association in the one year period preceding December 31, 1995 are subordinated to the subscription rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable subscription rights to purchase up to 8% of the shares of common stock issued in the conversion. The ESOP intends to purchase 8% of the shares of common stock issued in the conversion. In the event the number of shares offered in the conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the common stock. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market or may purchase shares directly from the Holding Company.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of December 31, 1997 will receive nontransferable subscription rights to subscribe for up to the greater of $330,000 of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

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

     Category 4: Other Members. Each depositor of the Association as of the Voting Record Date (_________ __, 1998) and each borrower with a loan outstanding on October 21, 1997 which continues to be outstanding as of the Voting Record Date will receive nontransferable subscription rights to purchase up to $330,000 of common stock in the conversion to the extent shares are available following subscriptions by Eligible Account Holders, the Association's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the Subscription Offering or subscribing for common stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising subscription rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE ASSOCIATION AND THE HOLDING COMPANY.

     The Holding Company and the Association will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the Subscription Offering and all subscription rights under the Plan of Conversion will expire at 12:00 Noon, Eastern Time, on the Expiration Date, whether or not the Association has been able to locate each person entitled to such subscription rights. Orders for common stock in the Subscription Offering received in hand by the Association after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Association up to _____ __, 1998 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of common stock within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed within such period all funds received will be promptly returned with interest at the Association's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Any shares of common stock which remain unsubscribed for in the Subscription Offering will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $330,000 of common stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of common stock would be, and certain other large subscribers in the discretion of the Holding Company and the Association may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Association's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Association to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the conversion.

     If all of the common stock offered in the Subscription Offering is subscribed for, no common stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan of Conversion provides that, if necessary, all shares of common stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities acting as agent of the Holding Company. The Holding Company and the Association have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering also will be sold at the $15.00 purchase price. See "--Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for shares of common stock with an aggregate purchase price of more than $330,000. See "--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

     Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock.
When and if Trident Securities and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the conversion, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Association's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the FDIC or any other government agency. In the event the conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate no more than 45 days after the expiration of the Subscription Offering, unless extended by the Holding Company and the Association, with approval of the OTS.

     In the event the Association is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Association, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the conversion is not completed within

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

45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     Persons in Non-Qualified States. The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Association are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state or (ii) the Holding Company or the Association determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Association or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Association will base their decision as to whether or not to offer the common stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Association and the Holding Company have retained Trident Securities to consult with and advise the Association and to assist the Association and the Holding Company, on a best efforts basis, in the distribution of shares in the offering. Trident Securities is a broker-dealer registered with the SEC and a member of the NASD. Trident Securities will assist the Association in the conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will represent the Association as placement agent on a best efforts basis in the sale of the common stock in the Direct Community Offering if one is held; (ii) it will conduct training sessions with directors, officers and employees of the Association regarding the conversion process; and
(iii) it will assist in the establishment and supervision of the Association's stock information center and, with management's input, will train the Association's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

     Based upon negotiations between Trident Securities on the one hand and the Holding Company and the Association on the other hand concerning fee structure, Trident Securities will receive a commission equal to 1.5% of the aggregate amount of common stock sold in the Subscription and Direct Community Offerings, excluding shares sold to the ESOP and to directors, officers and employees of the Association and associates of such persons. Fees payable to Trident Securities will not exceed $800,000. Trident Securities and selected dealers participating in the Syndicated Community Offering may receive a commission in the Syndicated Community Offering in an amount to be agreed upon by the Holding Company and the Association. Fees and commissions paid to Trident Securities and to any selected dealers may be deemed to be underwriting fees, and Trident Securities and such selected dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $7,500 and its legal fees not to exceed $27,500. Trident Securities has received an advance of $7,500 towards its reimbursable expenses. For additional information, see "-- Stock Pricing and Number of Shares to be Issued" and "USE OF PROCEEDS."

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

     Subject to certain limitations, the Holding Company and the Association have also agreed to indemnify Trident Securities against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares (in the event of oversubscription) or determinations of eligibility to purchase shares.

Description of Sales Activities

     The common stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this prospectus and through activities conducted at the Association's stock information center at its main office facility. The stock information center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Trident Securities employees will be working at the stock information center. Such employees of Trident Securities will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of the Association may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of the Association may answer questions regarding the business of the Association when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Association have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of the Association or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of the Association's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Association's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. The Association will accept for processing only orders submitted on original order forms. The Association is not obligated to accept orders submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the reverse side of the order form.

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

     To purchase shares in the Subscription Offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Association (which may be given by completing the appropriate blanks in the order form), must be received by the Association by 12:00 Noon, Eastern Time, on the Expiration Date. Order forms that are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Association have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Association of the terms and conditions of the Plan of Conversion and of the order form will be final. In order to purchase shares in the Direct Community Offering, the order form, accompanied by the required payment for each share subscribed for, must be received by the Association prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Association unless the conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or the Voting Record Date (___________ __, 1998) must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of such date. Failure to list an account could result in fewer shares being allocated in the event of an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Association's stock information center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Association. Appropriate means by which such withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Association's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion (unless the certificate matures after the date of receipt of the order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. At the completion of the conversion, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Association to withdraw the amount of the aggregate purchase price from his or her deposit account, the Association will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Association will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Association's passbook rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of common stock subscribed for at the $15.00 purchase price upon consummation of the conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate purchase price of the shares for which it subscribed.

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

     IRAs maintained in the Association do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since the Association does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's common stock in the offering. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as the Association now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an Association IRA to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed order forms or to the last address of such persons appearing on the records of the Association as soon as practicable following consummation of the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have commenced.

Stock Pricing and Number of Shares to be Issued

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of the Holding Company and the Association as converted (i.e.,
                                                                     ----
taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. The Association and the Holding Company have retained RP Financial to prepare an appraisal of the pro forma market value of the Holding Company and the Association as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $42,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Association has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the conversion.

     RP Financial has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Association as converted taking into account the formation of the Holding Company as the holding company for the Association. For its analysis, RP Financial undertook substantial investigations to learn about the Association's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed the Association's Form AC Application for Approval of Conversion and the Holding Company's Form S-1 Registration Statement. Furthermore, RP Financial visited the Association's facilities and had discussions with the Association's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Association's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company and the Association as converted, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. RP Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of the Association's primary market area, the Association's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to the Association, the specific terms of the offering of the Holding Company's common stock, the pro forma impact of the additional capital raised in the conversion,

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

conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of the Holding Company and the Association as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the conversion that were utilized in determining the appraised value. These assumptions included expenses as described under "PRO FORMA DATA," an assumed after-tax rate of return on the net conversion proceeds of ____%, purchases by the ESOP of 8% of the common stock sold in the conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the common stock sold in the conversion at the $15.00 purchase price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, RP Financial has advised the Holding Company and the Association that, in its opinion, as of November 28, 1997, the aggregate estimated pro forma market value of the Holding Company and the Association as converted and, therefore, the common stock was within the valuation range of $44,625,000 to $60,375,000 with a midpoint of $52,500,000. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $44,625,000 to $60,375,000 with a midpoint of $52,500,000. Assuming that the shares are sold at $15.00 per share in the conversion, the estimated number of shares would be between 2,975,000 and 4,025,000 with a midpoint of 3,500,000. The purchase price of $15.00 was determined by discussion among the Boards of Directors of the Association and the Holding Company and Trident Securities, taking into account, among other factors (i) the requirement under OTS regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, (ii) desired liquidity in the common stock subsequent to the conversion, and (iii) the expense of issuing shares for purposes of Delaware franchise taxes. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Association, regulatory guidelines or national or local economic conditions.

     RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Association as converted, as of the close of the Subscription Offering.

     No sale of the shares will take place unless prior thereto RP Financial confirms to the OTS that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Association as converted at the time of the sale. If, however, the facts do not justify such a statement, the offering or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares discussed herein. In the event the total amount of shares issued is less than 2,975,000 or more than 4,628,750 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $44,625,000 or more than $69,431,250, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by RP Financial, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Association and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents the Association furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Association and the Holding Company or independently value the assets or liabilities of the Holding Company and the Association. The appraisal by RP Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Plan of Conversion or of purchasing shares of common stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase such shares in the conversion will later be able to sell shares thereafter at prices at or above the purchase price.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to subscribe for 8% of the shares of common stock issued in the conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of common stock with an aggregate purchase price of more than $330,000, (ii) no person may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of common stock with an aggregate purchase price of more than $330,000, and (iii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of common stock issued in the conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Association's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The Association and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of the Holding Company and the Association may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Association or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Association, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common stock purchased pursuant to the conversion will be freely transferable, except for shares purchased by directors and officers of the Association and the Holding Company and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased in the offering by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of the Holding Company. Shares of common stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the conversion are not subject to this restriction. Accordingly, shares of common stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall be subject to the same restrictions.

     Purchases of outstanding shares of common stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Association after adoption of the Plan of Conversion) and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding common stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the common stock to be issued pursuant to the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of common stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.


               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law, as well as the Certificate of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Certificate of Incorporation and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

Conversion Regulations

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Anti-takeover Provisions in the Holding Company's Certificate of Incorporation and Bylaws and in Delaware Law

     A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

     Limitation on Voting Rights. The Certificate of Incorporation of the Holding Company provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Association or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Certificate of Incorporation provides that the size of the Board shall be as set forth in the Bylaws. The Bylaws currently set the number of directors at five. The Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, the Certificate of Incorporation provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 10,000,000 shares of common stock and 500,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of common stock upon exercise of stock options and in connection with the MRP.

     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years.
Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the Holding Company. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Certificate of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Stockholder Nominations and Proposals. The Certificate of Incorporation of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Association in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of the Association and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

     Despite the belief of the Association and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Certificate of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Association and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Certificate of Incorporation and Bylaws of the Holding Company and in Federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 10,000,000 shares of common stock having a par value of $.01 per share and 500,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 4,025,000 shares of common stock and no shares of preferred stock in the conversion. Each share of the Holding Company's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     The common stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

     Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of common stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon conversion, the holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal mutual savings and loan association, corporate powers and control of the Association are vested in its Board of Directors, who elect the officers of the Association and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Association, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the common stock will not have direct control of the Association.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Association, the Holding Company, as holder of the Association's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Association (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Association available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of the authorized Holding Company preferred stock will be issued in the conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


                           REGISTRATION REQUIREMENTS

     The Holding Company will register the common stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the conversion and will not deregister its common stock for a period of at least three years following the completion of the conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.


                             LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the offering have been opined upon by Breyer & Aguggia and the South Carolina tax consequences of the offering have been opined upon by Deloitte & Touche LLP. Breyer & Aguggia and Deloitte & Touche LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Trident Securities by Luse Lehman Gorman Pomerenk & Schick, Washington, D.C.


                                    EXPERTS

     The financial statements of the Association as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to the Association setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Association as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-______) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The Association has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Association's Special Meeting and certain other information. This prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Southeast Regional Office of the OTS, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

                         Index To Financial Statements
                  Heritage Federal Savings & Loan Association

                                                                                      Page
                                                                                      ----
Independent Auditors' Report......................................................      F-1

Balance Sheets as of September 30, 1997 and 1996..................................      F-2

Statements of Income for the
 Years Ended September 30, 1997, 1996 and 1995....................................       24

Statements of Equity for the
 Years Ended September 30, 1997, 1996, and 1995...................................      F-3

Statements of Cash Flows for the
 Years Ended September 30, 1997, 1996 and 1995....................................      F-4

Notes to Financial Statements.....................................................      F-6


                                   *   *   *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Heritage Federal Savings and Loan Association:

We have audited the accompanying balance sheets of Heritage Federal Savings and Loan Association (the "Association") as of September 30, 1997 and 1996, and the related statements of income, equity and cash flows for each of the three years in the period ended September 30, 1997, 1996, and 1995. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Association at September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.



/s/ DELOITTE & TOUCHE LLP
Greenville, South Carolina

November 7, 1997

HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

BALANCE SHEETS
SEPTEMBER 30, 1997 AND 1996
(In Thousands of Dollars)
--------------------------------------------------------------------------------


ASSETS                                                                                          1997              1996
Cash                                                                                        $    2,012        $    1,557
Federal funds sold and overnight interest-bearing deposits                                      12,647             4,318
                                                                                            ----------        ----------
          Total cash and cash equivalents                                                       14,659             5,875
Investment securities (Note 2):
  Held-to-maturity - at amortized cost (fair value:  1997 - $15,954; 1996 -
    $20,778)                                                                                    15,988            20,993
  Available-for-sale - at fair value (amortized cost:  1997 - $6,063; 1996 -
    $15,434)                                                                                     8,390            16,899
Mortgage-backed securities - held to maturity - at amortized cost
  (fair value:  1997 - $6,635; 1996 - $9,584) (Note 3)                                           6,665             9,726
Loans receivable - net (Notes 4 and 8)                                                         192,663           182,950
Loans held-for-sale - at lower of cost or market (market value:
  1997 - $1,065)                                                                                 1,045              -
Office properties and equipment - net (Note 5)                                                   4,278             4,530
Federal Home Loan Bank Stock - at cost (Note 8)                                                  2,042             2,042
Accrued interest receivable                                                                      1,242             1,334
Real estate acquired in settlement of loans - net (Note 6)                                         410                86
Other assets                                                                                       117               224
                                                                                            ----------        ----------

TOTAL                                                                                       $  247,499        $  244,659
                                                                                            ==========        ==========

LIABILITIES AND EQUITY

LIABILITIES:
  Deposit accounts (Note 7)                                                                 $  215,412        $  209,730
  Advance from Federal Home Loan Bank of Atlanta (Note 8)                                         -                5,000
  Accrued interest on deposit accounts                                                             338               358
  Other liabilities (Note 9)                                                                     2,514             2,831
                                                                                            ----------        ----------

          Total liabilities                                                                    218,264           217,919
                                                                                            ----------        ----------

COMMITMENTS AND CONTINGENCIES (Note 10)

EQUITY:
  Retained income - substantially restricted (Notes 9 and 12)                                   27,769            25,817
  Unrealized gain on available-for-sale securities (net of deferred income
    taxes of $861 in 1997 and $542 in 1996)                                                      1,466               923
                                                                                            ----------        ----------

          Total equity                                                                          29,235            26,740
                                                                                            ----------        ----------

TOTAL                                                                                       $  247,499        $  244,659
                                                                                            ==========        ==========


See notes to financial statements.

HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF EQUITY
YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
(In Thousands of Dollars)
--------------------------------------------------------------------------------

                                                                        Net Unrealized
                                                                            Gain on
                                                                        Available-for-Sale      Retained
                                                                          Securities (1)         Income          Total
BALANCE, SEPTEMBER 30, 1994                                                  $   288             $23,079        $23,367

  Net income for the year ended September 30, 1995                               -                 1,979          1,979
  Change in net unrealized gain on available-for-sale
    securities for the year ended September 30, 1995                             346                 -              346
                                                                             -------             -------        -------

BALANCE, SEPTEMBER 30, 1995                                                      634              25,058         25,692

  Net income for the year ended September 30, 1996                               -                   759            759
  Change in net unrealized gain on available-for-sale
    securities for the year ended September 30, 1996                             289                 -              289
                                                                             -------             -------        -------

BALANCE, SEPTEMBER 30, 1996                                                      923              25,817         26,740

  Net income for the year ended September 30, 1997                               -                 1,952          1,952
  Change in net unrealized gain on available-for-sale
    securities for the year ended September 30, 1997                             543                 -              543
                                                                             -------             -------        -------

BALANCE, SEPTEMBER 30, 1997                                                  $ 1,466             $27,769        $29,235
                                                                             =======             =======        =======

(1)  Net of deferred income taxes.


See notes to financial statements.

HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
(In Thousands of Dollars
--------------------------------------------------------------------------------

                                                                                        Year Ended September 30,
                                                                               ----------------------------------------
                                                                                    1997         1996          1995
OPERATING ACTIVITIES:
  Net income                                                                      $ 1,952      $   759       $ 1,979
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for deferred income taxes (benefit)                                     528         (110)          204
    Loss (gain) on sale of available-for-sale securities                               13           (2)          -
    Amortization of premium on investment and mortgage-backed
      securities                                                                       30           59            66
    Gain on sale of loans held-for-sale                                                (6)         (16)          -
    Amortization of net deferred income                                              (151)        (162)         (100)
    Provision for loan losses (recovery of allowance)                                 337           (7)           47
    Proceeds from the sale of loans held-for-sale                                     485          970           -
    Purchase of loans held-for-sale                                                (1,051)         -             -
    Depreciation on office properties and equipment                                   280          242            52
    Loss on sale of property                                                          -             37           -
    Provision for losses (recovery of allowance) on real estate acquired
      in settlement of loans                                                            9           (1)           61
    Loss (gain) on sales of real estate acquired in settlement of loans              (185)        (122)            3
    (Increase) decrease in accrued interest receivable and other assets               199         (194)         (421)
    Increase (decrease) in accrued interest payable and other liabilities          (1,184)       1,515           865
                                                                                  -------      -------       -------
          Net cash provided by operating activities                                 1,256        2,968         2,756
                                                                                  -------      -------       -------

INVESTING ACTIVITIES:
  Proceeds from maturities and calls of available-for-sale investment
    securities                                                                      8,100        6,500         3,500
  Proceeds from maturities and calls of held-to-maturity investment
    securities                                                                      8,500        7,100           -
  Proceeds from the sale of available-for-sale investment securities                1,737        1,002           -
  Purchases of available-for-sale investment securities                              (500)      (2,504)          -
  Purchases of held-to-maturity investment securities                              (3,492)     (19,750)          -
  Purchases of mortgage-backed securities                                             -           (499)          -
  Principal repayments on mortgage-backed securities                                3,049        2,747         2,087
  Purchase of loans receivable                                                     (2,465)         -             -
  Net loan originations and principal payments on loans                            (8,903)      (5,568)      (18,711)
  Proceeds from sales of real estate acquired in settlement of loans                  986          232           405
  Capitalized costs of real estate acquired in settlement of loans                   (138)         -             -
  Acquisition of office properties and equipment                                      (28)        (663)       (3,227)
                                                                                  -------      -------       -------
          Net cash provided by (used in) investing activities                       6,846      (11,403)      (15,946)
                                                                                  -------      -------       -------

HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF CASH FLOWS
YEAR ENDED SEPTEMBER 30, 1997, 1996 AND 1995
(In Thousands of Dollars)
--------------------------------------------------------------------------------


                                                                                     Year Ended September 30,
                                                                               -------------------------------------
                                                                                  1997         1996         1995

FINANCING ACTIVITIES:
  Net increase in deposits                                                     $  5,682     $  8,257     $  11,551
  Proceeds from Federal Home Loan Bank borrowings                                     -            -        18,250
  Principal repayments on Federal Home Loan Bank borrowings                      (5,000)           -       (13,250)
                                                                               --------     --------     ---------
          Net cash provided by financing activities                                 682        8,257        16,551
                                                                               --------     --------     ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              8,784         (178)        3,361

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                    5,875        6,053         2,692
                                                                               --------     --------     ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                       $ 14,659     $  5,875     $   6,053
                                                                               ========     ========     =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                   $ 12,250     $ 12,211     $  10,310
                                                                               ========     ========     =========
    Income taxes                                                               $    553     $    650     $   1,246
                                                                               ========     ========     =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Transfers from loans to real estate acquired in settlement of loans          $    996     $     92     $     185
                                                                               ========     ========     =========
  Increase in net unrealized gain on available-for-sale investment
    securities                                                                 $    543     $    289     $     346
                                                                               ========     ========     =========

See notes to financial statements.

HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
--------------------------------------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Operations and Customer Concentration - Heritage Federal Savings and Loan Association (the "Association") is a federally chartered mutual savings and loan association engaged in the business of accepting savings and demand deposits and providing mortgage and commercial loans to its members and others. The Association's business is primarily conducted in Laurens County and adjacent counties of South Carolina.

   Conversion to Capital Stock Form of Ownership - On September 10, 1997, the Board of Directors of the Association adopted a Plan of Conversion to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association with the concurrent formation of a holding company, subject to approval by regulatory authorities and depositors of the Association. The conversion is expected to be accomplished through the adoption of a federal stock charter for the Association, the sale of all of the Association's stock to the holding company and the sale of the holding company's common stock to the public. A subscription offering of the shares of common stock will be offered initially to eligible account holders, employee benefit plans of the Association, supplemental eligible account holders, other members and directors, officers and employees of the Association. Any shares of common stock not sold in the subscription offering are expected to be offered for sale to the general public.

   At the time of the conversion, the Association will establish a liquidation account in an amount equal to its retained income as of the date of the latest balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Association after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Association, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

   Subsequent to the conversion, the Association may not declare or pay cash dividends on or repurchase any of its share of common stock, if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

   Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. As of September 30, 1997, no significant conversion costs have been incurred.

   The following is a description of the more significant accounting policies which the Association follows in preparing and presenting its financial statements.

   Basis of Accounting - The accounting and reporting policies of the Association conform to generally accepted accounting principles and to general practices within the savings and loan industry.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses and the valuation of real estate owned.

   Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, federal funds sold, overnight interest-bearing deposits and amounts due from depository institutions.

   Investment and Mortgage-Backed Securities - Debt securities that the Association has the positive intent and ability to hold to maturity are classified as "held-to-maturity" securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading" securities and reported at fair value with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held-to-maturity or trading securities are classified as "available-for-sale" securities and reported at fair value with unrealized gains and losses excluded from earnings and reported, net of taxes, as a separate component of equity. Transfers of securities between classifications are accounted for at fair value. No securities have been classified as trading securities.

   In November 1995, the Financial Accounting Standards Board ("FASB") issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Debt and Equity Securities, which included a transition provision allowing all entities to reassess the appropriateness of the classifications of all securities held and account for any resulting reclassifications at fair value. Reclassifications from the held-to-maturity category resulting from this one-time reassessment did not call into question, or "taint," the intent of the Association to hold other debt securities to maturity in the future. In accordance with this Special Report, in December 1995, the Association transferred securities with a fair value of approximately $10.3 million and amortized cost of approximately $10.4 million from held-to-maturity to available-for-sale.

   Realized gains and losses on investment securities are recognized at the time of sale based upon the specific identification method.

   Loans - Loans held for investment are recorded at cost.

   Nonaccrual loans are those loans on which the accrual of interest has ceased. Loans are placed on nonaccrual status if, generally, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement, or when principal or interest is past due more than 90 days. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income in the current period. Interest income on nonaccrual loans is recognized only to the extent received in cash.

   Restructured loans are those for which concessions, such as the reduction of interest rates or deferral of interest or principal payments, have been granted due to a deterioration in the borrowers' financial condition. The difference between interest that would have been recognized under the original terms of nonaccrual and renegotiated loans and interest actually recognized on such loans was not a material amount for the years ended September 30, 1997, 1996 and 1995.

   Effective October 1, 1995, the Association adopted Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan
   - Income Recognition and Disclosures. SFAS No. 114 requires that the carrying value of an impaired loan be based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral, if the loan is collateral-dependent. Under SFAS No. 114, a loan is considered impaired when, based on current information, it is probable that the borrower will be unable to pay contractual interest or principal payments as scheduled in the loan agreement. SFAS No. 114 applies to all loans except smaller-balance homogenous mortgage and consumer loans, loans carried at fair value or the lower of cost or fair value, debt securities, and leases. Generally, the Association applies SFAS No. 114 to nonaccrual commercial loans and renegotiated loans. The adoption of the statements did not affect operating results, the level of the overall allowance or the comparability of credit related data. Income recognition or charge-off policies were not changed as a result of SFAS No. 114 and SFAS No.
   118. The total principal balances of impaired loans at September 30, 1997 was not material.

   Effective January 1, 1997, the Association adopted SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer. Servicing assets and liabilities must be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and assessment for asset impairment or increased obligation based on their fair values. This statement was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The total amount of servicing assets was considered immaterial as of September 30, 1997.

   In December 1996, the FASB issued SFAS No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125. SFAS No. 127 defers for one year the effective date of portions of SFAS No. 125 that address secured borrowings and collateral for all transactions. Additionally, SFAS No. 127 defers for one year the effective date of transfers of financial assets that are part of repurchase agreements, securities lending and similar transactions.

   Allowances for Losses - The Association maintains allowances for loan losses. Provisions for losses are charged to income when, in the opinion of management, losses are probable.

   The allowance for loan losses is based upon management's evaluation of the loan portfolio. The evaluation considers such factors as the delinquency status of loans, current economic conditions, the fair value of the underlying collateral and prior loan loss experience.

   Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Association's control. Unanticipated future adverse changes in such conditions could result in material adjustments to allowances (and future results of operations).

   Loans Held-for-Sale - Loans intended for sale in the secondary market are stated at the lower of cost or estimated market value as determined by outstanding commitments from investors or current investor market yield requirements calculated on an aggregate basis. Net unrealized losses are recognized in a valuation allowance by charges to income.

   Office Properties and Equipment - Office properties and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using straight-line and accelerated methods.

   Long-Lived Assets - Effective October 1, 1996, the Association adopted SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held and used and for long-lived assets to be held and certain intangible assets to be disposed of. The adoption of SFAS No. 121 did not have a material impact on financial conditions or results of operations.

   Real Estate Acquired in Settlement of Loans - Real estate acquired in settlement of loans is initially carried at fair value at the date of foreclosure, establishing a new cost basis. Valuations are periodically performed by management and allowances for possible losses are established when the cost of real estate acquired in settlement of loans exceeds fair value less estimated costs to sell. Revenues, expenses and additions to the valuation allowance related to real estate acquired in settlement of loans are charged to operations.

   Fair values are based primarily on independent appraisals of market value. Recovery of estimated fair value is dependent to a great extent on economic, operating and other conditions that may be beyond the Association's control. Accordingly, these estimates are particularly susceptible to changes that could result in material adjustment in the near term.

   Deferred Loan Origination Fees - Nonrefundable loan fees and certain direct loan origination costs are deferred and recognized over the lives of the loans using the level yield method. Amortization of these deferrals is recognized as an adjustment to interest income.

   SAIF Fund Assessment - On September 30, 1996, legislation was enacted to recapitalize the Savings Association Insurance Fund. The effect of this legislation was to require a one-time assessment on all federally insured savings associations' deposits, payable by November 1996. The $1.2 million assessment was accrued as a charge to earnings in the quarter ended September 30, 1996 and is included in deposit insurance premiums in the statement of income. The assessment was paid by the Association in November 1996.

   Advertising Costs - The Association expenses advertising costs as incurred.

   Income Taxes - Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of nontaxable income such as interest on municipal securities) and include changes in deferred income taxes. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Recently Issued Accounting Standards - The FASB has recently issued two new accounting standards that will affect the reporting and disclosure of financial information by the Company. Management has not determined the effects of adopting these statements, but their adoptions will not impact financial condition or results of operations since they deal with reporting and disclosure. The following is a summary of the standards and their required implementation dates:

      . SFAS No. 130, Reporting Comprehensive Income - This statement establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses). This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income (including, for example, unrealized holding gains and losses on available-for-sale securities) be reported in a financial statement similar to the statement of income and retained income. The accumulated balance of other comprehensive income will be disclosed separately from retained income in the equity section of the balance sheet. This statement is effective for the Association for the fiscal year beginning October 1, 1998.

      . SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information - This statement establishes standards for the way public business enterprises report information about operating segments and establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Information required to be disclosed includes segment profit or loss, certain specific revenue and expense items, segment assets and certain other information. This statement will be effective for the Association for financial statements issued for the fiscal year beginning October 1, 1998 if the conversion to a capital stock form of ownership discussed above is completed.

      Reclassifications - Certain 1996 and 1995 amounts have been reclassified to conform with the 1997 presentation.


2.    INVESTMENT SECURITIES

      Investment securities at September 30, 1997 and 1996 are summarized as follows (in thousands of dollars):


                                                                   Gross           Gross
                                                Amortized        Unrealized      Unrealized       Fair
September 30, 1997                                Cost             Gains          Losses         Value
Held-to-maturity - U.S. Government
  Agency obligations                            $  15,988         $      19       $     (53)     $  15,954
                                                ---------         ---------       ---------      ---------
Available-for-sale:
  U.S. Treasury obligations                     $   2,010         $       6       $      (8)     $   2,008
  U.S. Government Agency obligations                3,996                 -             (20)         3,976
  FHLMC common stock                                   57             2,349               -          2,406
                                                ---------         ---------       ---------      ---------
Total                                           $   6,063         $   2,355       $     (28)     $   8,390
                                                =========         =========       =========      =========



                                                                   Gross          Gross
                                                  Amortized      Unrealized     Unrealized        Fair
       September 30, 1996                           Cost           Gains          Losses          Value
       Held-to-maturity - U.S. Government
         Agency obligations                        $20,993        $     6        $  (221)        $20,778
                                                   =======        =======        =======         =======

       Available-for-sale:
         U.S. Treasury obligations                 $ 7,536        $     6        $   (70)        $ 7,472
         U.S. Government Agency obligations          7,841              2            (82)          7,761
         FHLMC common stock                             57          1,609           -              1,666
                                                   -------        -------        -------         -------

       Total                                       $15,434        $ 1,617        $  (152)        $16,899
                                                   =======        =======        =======         =======

   The amortized cost and fair value of debt securities at September 30, 1997, by contractual maturity, follow (in thousands of dollars):




                                                      Available for Sale             Held to Maturity
                                                 ---------------------------   ---------------------------
                                                   Amortized        Fair         Amortized        Fair
                                                      Cost          Value          Cost           Value
       Due in one year or less                      $ 2,997        $ 2,984        $ 2,002        $ 1,995
       Due after one year through five years          3,009          3,000         13,986         13,959
                                                    -------        -------        -------        -------
       Total                                        $ 6,006        $ 5,984        $15,988        $15,954
                                                    =======        =======        =======        =======

   Gross realized gains on sales of available-for-sale securities were approximately $0, $2,000 and $0 in the years ended September 30, 1997, 1996 and 1995, respectively. Gross realized losses on sales of available-for-sale investment securities were $13,000, $0 and $0 in the years ended September 30, 1997, 1996 and 1995, respectively.

   Investment securities totaling $825,000 and $1.7 million at September 30, 1997 and 1996, respectively, were pledged as collateral for public deposits.

3. MORTGAGE-BACKED SECURITIES

   Fixed rate mortgage-backed securities are all classified as held to maturity and consisted of the following (in thousands of dollars):


                                Amortized   Unrealized   Unrealized      Fair
       September 30, 1997         Cost        Gains        Losses        Value
       FNMA                      $   788      $ -          $  (7)      $   781
       FHLMC                       5,877        2            (25)        5,854
                                 -------      ---          -----       -------

       Total                     $ 6,665      $ 2          $ (32)      $ 6,635
                                 =======      ===          =====       =======


                                Amortized  Unrealized    Unrealized       Fair
       September 30, 1996         Cost        Gains        Losses         Value
       FNMA                      $1,142        $  1        $  (26)        $1,117
       FHLMC                      8,584           5          (122)         8,467
                                 ------        ----        ------         ------

       Total                     $9,726        $  6        $ (148)        $9,584
                                 ======        ====        ======         ======


   The amortized cost and fair value of mortgage-backed securities at September 30, 1997, by contractual maturity, follow (in thousands of dollars):


                                                   Amortized       Fair
                                                     Cost          Value

       Due in one year or less                      $3,574        $3,566
       Due after one year through five years         3,091         3,069
                                                    ------        ------

       Total                                        $6,665        $6,635
                                                    ======        ======


4. LOANS RECEIVABLE

   Loans receivable consisted of the following (in thousands of dollars):


                                                                September 30,
                                                      ---------------------------------
                                                           1997               1996
       Mortgage loans:
         Residential (1-4 family)                       $ 180,609          $ 173,925
         Builder construction loans                         2,601              3,836
         Commercial loans                                   8,136              6,450
       Savings account loans                                1,419              1,146
       Home equity loans                                    8,124              7,050
                                                        ---------          ---------
                 Total loans                              200,889            192,407
       Less:
         Undisbursed portion of loans in process           (6,989)            (8,375)
         Deferred loan origination fees                      (363)              (412)
         Allowance for loan losses                           (874)              (670)
                                                        ---------          ---------

       Total                                            $ 192,663          $ 182,950
                                                        =========          =========

       Weighted average interest yield of loans              7.93%              7.88%
                                                             ----               ----

   Under regulations of the Office of Thrift Supervision ("OTS"), the Association may not make loans to one borrower in excess of 15% of unimpaired capital. This limitation does not apply to loans made before August 9, 1989. At September 30, 1997, the Association had loans outstanding to individual borrowers ranging up to $1.8 million and is in compliance with this regulation.

   The Association sells mortgage loans in the secondary market. Generally such loans are sold without recourse and servicing is retained. Servicing loans for others consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees received from investors as well as certain charges collected from borrowers, such as late payment fees. At September 30, 1997 and 1996, the Association serviced loans for others with a total balance outstanding of $5.4 million and $6.0 million, respectively, and held borrowers' escrow balances in the amounts of $41,000 and $53,000, respectively.

   The following is a reconciliation of the allowance for loan losses for the years ended September 30, 1997, 1996 and 1995 (in thousands of dollars):


                                                                     Year Ended
                                                                    September 30,
                                                         ----------------------------------
                                                            1997        1996        1995
       Balance at beginning of year                        $ 670       $ 590       $ 622
       Provision for losses (recovery of allowance)          337          (7)         47
       Write-offs                                           (133)        (28)        (79)
       Recoveries                                           -            115        -
                                                           -----       -----       -----

       Balance at end of year                              $ 874       $ 670       $ 590
                                                           =====       =====       =====

   Directors and officers of the Association are customers of the institution in the ordinary course of business. Deposits and loans of directors and officers have terms consistent with those offered to other customers. At September 30, 1997 and 1996, loans to officers or directors of the Association totaled approximately $638,000 and $700,000, respectively.

5. OFFICE PROPERTIES AND EQUIPMENT

   Office properties and equipment are summarized as follows (in thousands of dollars):


                                                          September 30,
                                                  ----------------------------
                                                      1997            1996

       Land                                         $   237         $   237
       Land improvements                                271             271
       Office buildings                               3,453           3,442
       Furniture, fixtures and equipment              1,157           1,142
                                                    -------         -------
       Total                                          5,118           5,092
       Less accumulated depreciation                   (840)           (562)
                                                    -------         -------

       Office properties and equipment - net        $ 4,278         $ 4,530
                                                    =======         =======

6. REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

   Real estate acquired in settlement of loans is summarized as follows (in thousands of dollars):


                                                         September 30,
                                                     -----------------------
                                                        1997         1996
       Real estate acquired in settlement of loans    $   424      $ 1,009
       Less allowance for losses                          (14)        (923)
                                                      -------      -------
       Total                                          $   410      $    86
                                                      =======      =======


   The changes in the allowance for losses on real estate acquired in settlement of loans consisted of the following (in thousands of dollars):


                                                                      Year Ended
                                                                     September 30,
                                                         -------------------------------------
                                                             1997         1996         1995
       Balance at beginning of year                        $   923      $ 1,074      $ 1,023
       Provision for losses (recovery of allowance)             15           (1)          61
       Write-offs, net of recoveries                          (924)        (150)         (10)
                                                           -------      -------      -------
       Balance at end of year                              $    14      $   923      $ 1,074
                                                           =======      =======      =======

7. DEPOSIT ACCOUNTS

   Deposit accounts are as follows (in thousands of dollars):

                                                                             September 30,
                                                                       -----------------------
       Account Type                                                        1997        1996
       Passbook Accounts (1997 - 3.0%; 1996 - 2.5%)                     $ 11,423     $ 11,867
                                                                        --------     --------
       NOW Accounts (1997 - 2.0%; 1996 - 2.1%)                             2,833        2,706
                                                                        --------     --------
       Money Market Deposit Accounts (1997 - 3.0%; 1996 - 2.75%)             939        1,215
                                                                        --------     --------
       Certificates of Deposit:
         3.01-4.00%                                                        5,575        6,826
         4.01-5.00%                                                        1,218        2,216
         5.01-6.00%                                                       95,528       97,960
         6.01-7.00%                                                       92,245       81,430
         7.01-8.00%                                                        5,651        5,510
                                                                        --------     --------
       Total certificates of deposit                                     200,217      193,942
                                                                        --------     --------
       Total                                                            $215,412     $209,730
                                                                        ========     ========
       Weighted average rate:
         Savings certificates                                               5.93%        5.87%
         All deposit accounts                                               5.71%        5.64%

   At September 30, 1997, deposit accounts with balances of $100,000 and greater totaled approximately $40.3 million. Deposits in excess of $100,000 are not federally insured. The Association does not accept brokered deposits.

   Maturities of certificates of deposits (in thousands of dollars):

       Year Ending September 30, 1997

       Maturing:
         Within 1 year                                           $148,859
         After 1 but within 2 years                                41,284
         After 2 but within 3 years                                 7,659
         After 3 but within 4 years                                 1,846
         After 4 but within 5 years                                   569
                                                                 --------

       Total                                                     $200,217
                                                                 ========


   Interest expense by type of deposit is summarized as follows (in thousands of dollars):

                                               Year Ended September 30,
                                        ---------------------------------------
                                            1997           1996           1995
       Demand accounts:
         Passbook                         $   340        $   362        $   393
         NOW and Money Market Accounts         89             92             94
       Certificate accounts                11,575         11,431          9,454
                                          -------        -------        -------

       Total                              $12,004        $11,885        $ 9,941
                                          =======        =======        =======


8. BORROWING ARRANGEMENTS WITH FEDERAL HOME LOAN BANK OF ATLANTA

   The Association had outstanding advances of $0 and $5,000,000 from the Federal Home Loan Bank of Atlanta ("FHLB") at September 30, 1997 and 1996. The $5,000,000 advance outstanding at September 30, 1996 had a fixed interest rate of 6.54% and matured May 11, 1997. The maximum amount of outstanding advances at any month-end during fiscal years 1997, 1996 and 1995 was $5,000,000, $5,000,000 and $13,250,000, respectively. The average balance outstanding for such years was approximately $3,082,000, $5,000,000 and $7,812,000, respectively. The weighted average interest rate during fiscal years 1997, 1996 and 1995 was 7.33%, 6.54% and 6.27%, respectively.

   The Association pledged as collateral for these borrowings its FHLB stock and has entered into blanket collateral agreements with the FHLB whereby the Association maintains, free of other encumbrances, qualifying mortgages (as defined) with unpaid principal balances, when discounted at 75% of the unpaid principal balances, of at least 100% of total advances.

   Additionally, the Association may borrow under various line of credit programs with the FHLB. Any amounts advanced to the Association under these programs are secured by the Association's investment securities and bear interest at an adjustable rate with interest payable monthly. At September 30, 1997 and 1996, the Association had no amounts outstanding.

9. INCOME TAXES

   The tax effects of significant items comprising the Association's net deferred tax liability as of September 30, 1997 and 1996 are as follows (in thousands of dollars):

                                                                                          September 30,
                                                                                   ---------------------------
                                                                                       1997         1996
       Deferred tax assets:
         Allowance for loan losses                                                    $  355
         Accrued SAIF assessment                                                        -           $  498
         Deferred loan fees                                                                4            70
         Real estate acquired in settlement of loans                                    -               20
         Difference between book and tax basis of fixed assets                             7            73
         Other                                                                             9          --
                                                                                      ------        ------
               Total                                                                     375           661
                                                                                      ------        ------

       Deferred tax liabilities:
         Difference between book and tax basis of Federal Home Loan
           Bank stock                                                                    336           336
         Unrealized gain on investments available for sale                               861           542
         Tax basis bad debt reserves in excess of book basis bad debt reserves
           arising after December 31, 1987                                              -               54
         Tax basis bad debt reserve arising after December 31, 1987 subject
           to recapture                                                                  326          -
         Other                                                                          -               30
                                                                                      ------        ------
               Total                                                                   1,523           962
                                                                                      ------        ------

       Net deferred tax liability                                                     $1,148        $  301
                                                                                      ======        ======



   The net deferred tax liability at September 30, 1997 and 1996 is included in "other liabilities" in the balance sheet.

   The provision for income taxes is summarized as follows (in thousands of dollars):

                                                                            Year Ended September 30,
                                                                    -----------------------------------------
                                                                        1997         1996           1995
       Current provision:
         Federal                                                      $  553        $  470         $1,221
         State                                                            13          --              121
                                                                      ------        ------         ------
       Total current                                                     566           470          1,342
                                                                      ------        ------         ------

       Deferred provision:
         Federal                                                         443           (93)           172
         State                                                            85           (17)            32
                                                                      ------        ------         ------
       Total deferred                                                    528          (110)           204
                                                                      ------        ------         ------
       Total provision for income taxes                               $1,094        $  360         $1,546
                                                                      ======        ======         ======

   No valuation allowance on deferred tax assets has been established as management believes that the existing deductible temporary differences will reverse during periods in which the Association generates net taxable income.

   In years ended September 30, 1996 and prior, the Association was allowed under the Internal Revenue Code to deduct, subject to certain conditions, an annual addition to a reserve for bad debts ("reserve method") in determining taxable income. Legislation enacted in August 1996 repealed the reserve method effective for the Association beginning with the fiscal year ended September 30, 1997. Under the legislation, the Association will be allowed to deduct actual bad debt charge-offs ("charge-off method") in determining taxable income. The income tax deduction under the reserve method has been historically greater than the provision for loan losses recorded for financial accounting purposes. The income tax deduction under the charge-off method for the year ended September 30, 1997 was less than the provision for loan losses recorded for financial accounting purposes.

   Deferred income taxes have been provided on differences between the bad debt reserve for tax purposes determined under the formerly used reserve method and the loan loss allowance for financial accounting purposes only to the extent of differences arising subsequent to December 31, 1987. Under the legislation previously mentioned, the Association will be required to recapture the post-1987 tax bad debt reserve of approximately $326,000 into expense over a six-year period beginning with the fiscal year ended no later than September 30, 1999 (September 30, 1998 if certain conditions are not met). Since a deferred tax liability has been provided on this difference, the recapture will have no impact on equity or results of operations.

   Retained earnings as of September 30, 1997 includes approximately $4.9 million representing reserve method bad debt reserves originating prior to December 31, 1987 for which no deferred income taxes are required to be provided. These reserves may be included in taxable income if the Association pays dividends in excess of its accumulated earnings and profits (as defined by the Internal Revenue Code) or in the event of a distribution in partial or complete liquidation of the Association.

   Income taxes differed from amounts computed by applying the statutory federal rate of 34% to income before income taxes as follows (in thousands of dollars):

                                                             Years Ended September 30,
                                                        -------------------------------------
                                                           1997          1996          1995
       Tax at statutory Federal income tax rate (34%)    $ 1,036       $   380       $ 1,199
       Increase (decrease) resulting from:
         State income taxes                                   66           (11)          100
         Other - net                                          (8)           (9)          247
                                                         -------       -------       -------
       Total                                             $ 1,094       $   360       $ 1,546
                                                         =======       =======       =======

       Effective rate                                       35.9%         32.1%         43.8%


10. COMMITMENTS AND CONTINGENCIES

    Loan Commitments - Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments extend over various periods of time with the majority of such commitments disbursed within a ninety day period. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments to extend credit at fixed rates exposes the Association to some degree of interest rate risk. The Association evaluates each customer's creditworthiness on a case-by-case basis. The type or amount of collateral obtained varies and is based on management's credit evaluation of the potential borrower.

    At September 30, 1997, the Association had loan commitments, excluding undisbursed portions of interim construction loans, of approximately $1.4 million.

    At September 30, 1997, the Association had approved home equity lines of credit approximating $14.4 million, of which approximately $8.1 million was in use and approximately $6.3 million was available for use.

    The Association leases various property and equipment. The effect of these leases on the financial position or results of operations is insignificant.

    The Association has no additional financial instruments with off-balance sheet risk.

    Potential Impact of Changes in Interest Rates - The Association's profitability depends to a large extent on its net interest income, which is the difference between interest income from loans and investments and interest expense on deposits. Like most financial institutions, the Association's short-term interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond its control. The Association's interest earning assets consist primarily of long-term, fixed rate and adjustable rate mortgage loans and investments which adjust more slowly to changes in interest rates than its interest bearing liabilities which are deposits. Accordingly, the Association's earnings could be adversely affected during periods of rising interest rates.

    Litigation - The Association is involved in legal actions in the normal course of business. Management, based on advice of counsel, does not expect any material losses from current litigation.

    Concentrations of Credit Risk - The Association's business activity is principally with customers located in South Carolina. Except for residential loans in the Association's market area, the Association has no other significant concentrations of credit risk.

11. RETIREMENT PLANS

    The Association has a noncontributory money purchase pension plan covering substantially all full-time employees over the age of twenty-one who have completed six months of continuous employment with the Association at the anniversary date of the plan. Pension costs are computed by multiplying eligible participants' annual salaries by ten percent. Amounts credited to participants' accounts vest (become nonforfeitable) as follows:

    .  Twenty percent of the account balance after three years of service

    . Twenty percent each year thereafter, until fully vested at the completion of seven years of service.

    The Association provides additional retirement benefits by means of a 401(k) plan for substantially all employees over the age of twenty-one who have completed six months of employment. Under the plan, employees may defer from 1% to 10% of their compensation to be contributed to the plan. The Association contributes an equal amount of the salary deferral (subject to a maximum contribution of 4% of a participant's compensation) to the plan. Participants are 100% vested upon participation in the plan.

    Total expense under both retirement plans for the years ended September 30, 1997, 1996 and 1995 was approximately $151,000, $156,000 and $156,000, respectively.

    The Association provides no other post-employment benefits.

12. REGULATORY CAPITAL REQUIREMENTS

    The Association is subject to various regulatory capital requirements administered by the federal financial institution regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios. Under regulations of the Office of Thrift Supervision ("OTS"), the Association must have: (i) core capital equal to 3.0% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets and (iii) total capital equal to 8.0% of risk-weighted assets. In measuring compliance with all three capital standards, institutions must deduct from their capital (with several exceptions primarily for mortgage banking subsidiaries and insured depository institution subsidiaries) their investments in, and advances to, subsidiaries engaged (as principal) in activities not permissible for national banks, and certain other adjustments. Management believes, as of September 30, 1997, that the Association meets all capital adequacy requirements to which it is subject.

    The following is a reconciliation of the Association's equity reported in the financial statements under generally accepted accounting principles to OTS regulatory capital requirements (in thousands of dollars):

                                                                 Tangible       Core       Risk-Based
                                                                 Capital       Capital       Capital
       September 30, 1997
       Total equity as reported in the financial statements      $ 29,235      $ 29,235      $ 29,235
       General allowance for loan losses                             -             -              750
       Net unrealized loss on available-for-sale securities        (1,466)       (1,466)       (1,466)
                                                                 --------      --------      --------

       Regulatory Capital                                        $ 27,769      $ 27,769      $ 28,519
                                                                 ========      ========      ========

       September 30, 1996
       Total equity as reported in the financial statements      $ 26,740      $ 26,740      $ 26,740
       General allowance for loan losses                             -             -              550
       Net unrealized gain on available-for-sale securities          (923)         (923)         (923)
                                                                 --------      --------      --------

       Regulatory Capital                                        $ 25,817      $ 25,817      $ 26,367
                                                                 ========      ========      ========

   The Association's actual and required capital amounts and ratios are summarized as follows (in thousands of dollars):

                                                                                     Minimum
                                                               Actual              Requirement
                                                         ------------------    ------------------
                                                          Amount     Ratio      Amount     Ratio
       September 30, 1997
         Tangible capital (to total assets)               $27,769    11.3%      $ 3,690     1.5%
         Core capital (to adjusted total assets)          $27,769    11.3%      $ 7,381     3.0%
         Risk-based capital (to risk-based assets)        $28,519    23.3%      $ 9,796     8.0%

       September 30, 1996
         Tangible capital (to total assets)               $25,817    10.6%      $ 3,648     1.5%
         Core capital (to adjusted total assets)          $25,817    10.6%      $ 7,297     3.0%
         Risk-based capital (to risk-based assets)        $26,367    22.2%      $ 9,492     8.0%



   As of September 30, 1997 and 1996, the most recent respective notifications from the OTS classified the Association as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Association's category. To be categorized as well capitalized, the Association must maintain minimum ratios of total capital to risk-based assets, core capital to risk-based assets and core capital to adjusted total assets. The Association's actual and minimum capital requirements to be well capitalized under prompt corrective action provisions are as follows:

                                                                                     Minimum
                                                               Actual              Requirement
                                                         ------------------    ------------------
                                                          Amount     Ratio      Amount     Ratio
       September 30, 1997
         Tier I Capital (to adjusted-total assets)        $27,769    11.3%      $12,302      5.0%
         Tier I Capital (to risk-weighted assets)         $27,769    22.7%      $ 7,346      6.0%
         Total Capital (to risk-weighted assets)          $28,519    23.3%      $12,245     10.0%

       September 30, 1996
         Tier I Capital (to adjusted-total assets)        $25,817    10.6%      $12,156      5.0%
         Tier I Capital (to risk-weighted assets)         $25,817    21.8%      $ 7,118      6.0%
         Total Capital (to risk-weighted assets)          $26,367    22.2%      $11,865     10.0%

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information regarding financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate a value. The stated and estimated fair value amounts of the Association's financial instruments, as of September 30, 1997 and 1996, are summarized below (in thousands of dollars):

                                                          1997                          1996
                                              ---------------------------     ----------------------------
                                                Stated        Estimated         Stated        Estimated
Assets                                          Amount        Fair Value        Amount        Fair Value
       Cash and cash equivalents               $ 14,659        $ 14,659        $  5,875        $  5,875
       Mortgage-backed securities                 6,665           6,635           9,726           9,584
       Investment securities                     24,378          24,344          37,892          37,677
       Loans receivable, net                    192,663         196,037         182,950         184,828
       Loans held-for-sale                        1,045           1,065            --              --
       Federal Home Loan Bank stock               2,042           2,042           2,042           2,042
       Accrued interest receivable                1,242           1,242           1,334           1,334
                                               --------        --------        --------        --------

                                               $242,694        $246,024        $239,819        $241,340
                                               ========        ========        ========        ========

       Liabilities

       Interest bearing demand deposits        $ 11,423        $ 11,423        $ 11,867        $ 11,867
       Money market accounts                        939             939           1,215           1,215
       NOW accounts                               2,833           2,833           2,706           2,706
       Certificates of deposit                  200,217         200,832         193,942         194,143
       Accrued interest payable                     338             338             358             358
                                               --------        --------        --------        --------

                                               $215,750        $216,365        $210,088        $210,289
                                               ========        ========        ========        ========

    The Association had off-balance sheet financial commitments, which include commitments to originate loans, undisbursed portions of interim construction loans and unused lines of credit (see Note 10). Since these commitments are based on current rates, the commitment amount is considered to be a reasonable estimate of fair value.

    Estimated fair values were determined using the following methods and assumptions:

    Cash and Cash Equivalents - Cash and cash equivalents have maturities of three months or less and, accordingly, the carrying amounts of such instruments are deemed to be reasonable estimates of fair value.

    Mortgage-Backed Securities and Investment Securities - Fair values are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans Receivable, Net - Fair values for loans are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using current market interest rates for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio.

    Loans Held-for-Sale - Loans held-for-sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis.

    Federal Home Loan Bank Stock - Investment in stock of the FHLB is required by law for every federally insured savings institution. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

    Deposits - As required by SFAS No. 107, fair values for demand deposits, money market accounts and savings accounts are the amounts payable on demand as of the reporting date (i.e., their stated amounts). The fair value of certificates of deposit is estimated by discounting the contractual cash flows using current market interest rates for accounts with similar maturities.

    Accrued Interest Receivable and Payable - The stated amounts of accrued interest receivable and payable approximate the fair value.

    Limitations - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Association's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Association's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, a significant asset not considered a financial asset is premises and equipment. In addition, tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.


                                   **********

                                    GLOSSARY

ARM loans                                              Adjustable-rate mortgage loans.

Direct Community Offering                              The offering of shares of the Common Stock to the
                                                       general public with preference given to natural
                                                       persons and trusts of natural persons who are
                                                       residents of the Association's Local Community.

Eligible Account Holders                               Holders of savings accounts at the Association with
                                                       balances of at least $50 as of June 30, 1996.

Exchange Act                                           The Securities Exchange Act of 1934, as amended.

Expiration Date                                        _____________, 1998.

ESOP                                                   Employee Stock Ownership Plan to be implemented
                                                       by the Association in the conversion.

FASB                                                   Financial Accounting Standards Board.

FDIC                                                   Federal Deposit Insurance Corporation.

FHLB                                                   Federal Home Loan Bank.

Freddie Mac                                            Federal Home Loan Mortgage Corporation.

Fannie Mae                                             Federal National Mortgage Association.

GAAP                                                   Generally accepted accounting principles.

IRA                                                    Individual Retirement Account.

IRS                                                    Internal Revenue Service.

Local Community                                        The counties where the Association's offices are
                                                       located: Laurens Anderson, Greenwood and
                                                       Greenville Counties, South Carolina.

MRP                                                    The Management Recognition Plan, a restricted stock
                                                       plan, that the Holding Company intends to adopt
                                                       following the conversion.

NASD                                                   National Association of Securities Dealers, Inc.

Other Members                                          Depositors of the Association as of ___________,
                                                       1998 and borrowers of the Association as of October
                                                       21, 1997 whose loans continue to be outstanding as
                                                       of ___________, 1998.

OTS                                                    Office of Thrift Supervision of the United States
                                                       Department of the Treasury.

Plan of Conversion                                     The plan of conversion adopted by the Association,
                                                       pursuant to which the conversion is being
                                                       undertaken.

RP Financial                                           RP Financial, LC., the firm the Association engaged
                                                       to prepare the appraisal of its estimated pro forma
                                                       market value in the conversion and to advise the
                                                       Association about its business plan.

SAIF                                                   Savings Association Insurance Fund.

SEC                                                    Securities and Exchange Commission.

Securities Act                                         The Securities Act of 1933, as amended.

Severance Plan                                         The Employee Severance Compensation Plan that the
                                                       Association intends to adopt in connection with the
                                                       conversion.

SFAS                                                   Statement of Financial Accounting Standards.

Stock Option Plan                                      The stock option plan that the Holding Company
                                                       intends to adopt following the conversion.

Subscription Offering                                  The offering of shares of the Common Stock, in
                                                       order to priority, to Eligible Account Holders, the
                                                       ESOP, Supplement Eligible Account Holders and
                                                       Other Members.

Supplemental Eligible Account Holders                  Holders of accounts at the Association with balances
                                                       of at least $50 as of December 31, 1997.

Syndicated Community Offering                          The offering of shares of the Common Stock to the
                                                       general public by a group of selected dealers.

Trident Securities                                     Trident Securities, Inc., the firm the Association
                                                       engaged to advise and assist it in marketing the
                                                       Common Stock and conducting the Subscription
                                                       Offering and, if any, the Community Offering and/or
                                                       Syndicated Offering.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Heritage Bancorp, Inc. or Heritage Federal Savings & Loan Association. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Heritage Bancorp, Inc. or Heritage Federal Savings & Loan Association since any of the dates as of which information is furnished herein or since the date hereof.



                       [Logo for Heritage Bancorp, Inc.]



                         (Proposed Holding Company for
                            Heritage Federal Savings
                        & Loan Association, to be known
                           as Heritage Federal Bank)



                        2,975,000 to 4,025,000 Shares of
                                  Common Stock


                                ----------------

                                   Prospectus

                                ----------------



                            TRIDENT SECURITIES, INC.



                                ______ __, 1997



Until the later of _______, 1998, or 25 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution


  Legal fees and expenses..................  $185,000
  Securities marketing legal fees..........    27,500
  Printing, postage and mailing............   105,000
  Appraisal and business plan preparation..    42,500
  Accounting fees..........................   100,000
  Data processing fees....................     15,000
  SEC registration fee.....................    20,000
  Blue Sky filing fees and expenses........     3,000
  OTS filing fees..........................     8,400
  Other expenses...........................    13,600
                                             --------
      Total................................  $520,000
                                             ========

     Trident Securities, Inc. will receive a fee of 1.5% of the aggregate dollar amount of stock sold in the Subscription Offering and Community Offering (excluding shares purchased by the Association's ESOP and by directors, officers and employees of the Association and associates of such persons) not to exceed $800,000.

Item 14.  Indemnification of Officers and Directors

          Article XVII of the Certificate of Incorporation of Heritage Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

          Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

     145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 15.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 16.  Exhibits and Financial Statement Schedules:

          The financial statements and exhibits filed as part of this Registration Statement are as follows:

(a)       List of Exhibits

 1.1 -- Form of proposed Agency Agreement among Heritage Bancorp, Inc., Heritage Federal Savings & Loan Association and Trident Securities, Inc. (*)

 1.2 -- Engagement Letter between Heritage Federal Savings & Loan Association and Trident Securities, Inc.

 2    --  Plan of Conversion of Heritage Federal Savings & Loan Association
          (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1  --  Certificate of Incorporation of Heritage Bancorp, Inc.

 3.2  --  Bylaws of Heritage Bancorp, Inc.

 4    --  Form of Certificate for Common Stock

 5    --  Opinion of Breyer & Aguggia regarding legality of securities registered

 8.1  --  Form of Federal Tax Opinion of Breyer & Aguggia

 8.2  --  Form of State Tax Opinion of Deloitte & Touche LLP

 8.3  --  Opinion of RP Financial, LC. as to the value of subscription rights

10.1  --  Proposed Form of Employment Agreement with J. Edward Wells

10.2  --  Proposed Form of Severance Agreement For Certain Senior Officers

10.3  --  Proposed Form of Employee Stock Ownership Plan

10.4  --  Heritage Federal Savings & Loan Association 401(k) Plan (*)

10.5 -- Form of Heritage Federal Savings & Loan Association Employee Severance Compensation Plan

21    --  Subsidiaries of Heritage Bancorp, Inc.

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Breyer & Aguggia (contained in opinion included as
          Exhibit 5)

23.3  --  Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4  --  Consent of RP Financial, LC.

24    --  Power of Attorney (contained in signature page to the Registration
          Statement)

27    --  Financial Data Schedule

99.1  --  Order and Acknowledgement Form

99.2  --  Solicitation and Marketing Materials

99.3  --  Agreement with RP Financial, LC.

99.4  --  Appraisal Report of RP Financial, LC. (*)

99.5 -- Proxy Statement for Special Meeting of Members of Heritage Federal Savings & Loan Association

---------------------
(*) To be filed by amendment.

(b)   Financial Statements and Schedules


      Heritage Federal Savings & Loan Association

                                                                           Pages

Independent Auditors' Report............................................    F-1

Balance Sheets as of September 30, 1997 and 1996........................    F-2

Statements of Income for the Years Ended
 September 30, 1997, 1996 and 1995......................................     24

Statements of Equity for the Years Ended
 September 30, 1997, 1996 and 1995......................................    F-3

Statements of Cash Flows for the Years Ended
 September 30, 1997, 1996 and 1995......................................    F-4

Notes to Financial Statements...........................................    F-6

     All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laurens, South Carolina on the 10th day of December 1997.

                                    HERITAGE BANCORP, INC.



                                    By: /s/ J. Edward Wells
                                        --------------------------------
                                        J. Edward Wells
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Heritage Bancorp, Inc., do hereby severally constitute and appoint J. Edward Wells, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said J. Edward Wells may deem necessary or advisable to enable Heritage Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of Heritage Bancorp, Inc.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that J. Edward Wells shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                       Title                                        Date
----------                       -----                                        ----


/s/ J. Edward Wells           President, Chief Executive Officer             December 10, 1997
------------------------      and Director (Principal Executive Officer)
J. Edward Wells



/s/ Edwin I. Shealy           Chief Financial Officer                        December 10, 1997
------------------------      (Principal Financial and
Edwin I. Shealy               Accounting Officer)



/s/ Aaron H. King             Director                                       December 10, 1997
------------------------
Aaron H. King


/s/ J. Riley Bailes           Director                                       December 10, 1997
------------------------
J. Riley Bailes



/s/ John H. Lake              Director                                       December 10, 1997
------------------------
John H. Lake



/s/ G. Edwin Owings            Director                                      December 10, 1997
------------------------
G. Edwin Owings

                               INDEX TO EXHIBITS

 1.1   --   Form of proposed Agency Agreement among Heritage Bancorp, Inc.,
            Heritage Federal Savings & Loan Association and Trident
            Securities, Inc. (a)

 1.2   --   Engagement Letter between Heritage Federal Savings & Loan
            Association and Trident Securities, Inc.

 2     --   Plan of Conversion of Heritage Federal Savings & Loan Association
            (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1   --   Certificate of Incorporation of Heritage Bancorp, Inc.

 3.2   --   Bylaws of Heritage Bancorp, Inc.

 4     --   Form of Certificate for Common Stock

 5     --   Opinion of Breyer & Aguggia regarding legality of securities registered

 8.1   --   Form of Federal Tax Opinion of Breyer & Aguggia

 8.2   --   Form of State Tax Opinion of Deloitte & Touche LLP

 8.3   --   Opinion of RP Financial, LC. as to the value of subscription rights

10.1   --   Proposed Form of Employment Agreement with J. Edward Wells

10.2   --   Proposed Form of Severance Agreement For Certain Senior Officers

10.3   --   Proposed Form of Employee Stock Ownership Plan

10.4   --   Heritage Federal Savings & Loan Association 401(k) Plan (a)

10.5   --   Form of Heritage Savings & Loan Association Employee Severance
            Compensation Plan

21     --   Subsidiaries of Heritage Bancorp, Inc.

23.1   --   Consent of Deloitte & Touche LLP

23.2   --   Consent of Breyer & Aguggia (contained in opinion included as
            Exhibit 5)

23.3   --   Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4   --   Consent of RP Financial, LC.

24     --   Power of Attorney (contained in signature page to the Registration
            Statement)

27     --   Financial Data Schedule

99.1   --   Order and Acknowledgement Form

99.2   --   Solicitation and Marketing Materials

99.3   --   Agreement with RP Financial, LC.

99.4   --   Appraisal Report of RP Financial, LC. (a)

99.5   --   Proxy Statement for Special Meeting of Members of Heritage Federal
            Savings & Loan Association


--------------------------
(a) To be filed by amendment.